Exhibit 10.1

Loan Agreement

among

Behringer Harvard Mockingbird Commons, LLC,

as Borrower

and

Bank of America, N.A.,

as Administrative Agent

and Letter of Credit Issuing Lender

and

The Other Financial Institutions

Party Hereto

Dated as of September     , 2007

Banc of America Securities LLC,

as

Sole Arranger and Sole Book Manager

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2.20	Assignment of Contract Rights	23

Article 3 – REPRESENTATIONS AND WARRANTIES		24

Article 4 – DEFAULT AND REMEDIES		25
4.1	Events of Default	25
4.2	Remedies	29

Article 5 – ADMINISTRATIVE AGENT		30
5.1	Appointment and Authorization of Administrative Agent	30
5.2	Delegation of Duties	32
5.3	Liability of Administrative Agent	32
5.4	Reliance by Administrative Agent	32
5.5	Notice of Default	33
5.6	Credit Decision; Disclosure of Information by Administrative Agent	33
5.7	Indemnification of Administrative Agent	34
5.8	Administrative Agent in Individual Capacity	34
5.9	Successor Administrative Agent	35
5.10	Releases; Acquisition and Transfers of Collateral	36
5.11	Application of Payments	37
5.12	Benefit	38
5.13	Co-Agents; Lead Managers	38

Article 6 – GENERAL TERMS AND CONDITIONS		38
6.1	Consents; Borrower’s Indemnity	38
6.2	Miscellaneous	40
6.3	Notices	40
6.4	Payments Set Aside	41
6.5	Successors and Assigns	41
6.6	Confidentiality	44
6.7	Set-off	45
6.8	Sharing of Payments	45
6.9	Amendments; Survival	46
6.10	Costs and Expenses	47
6.11	Tax Forms	48
6.12	Further Assurances	50
6.13	Inducement to Lenders	50
6.14	Forum	50
6.15	Interpretation	51
6.16	No Partnership, etc	51
6.17	Records	51
6.18	Commercial Purpose	51
6.19	Service of Process	52
6.20	USA Patriot Act Notice	52
6.21	Entire Agreement	52
6.22	Dispute Resolution	52
6.23	Waiver of Jury Trial	54

ii

EXHIBITS:

EXHIBIT “A”	-	Legal Description of Land
EXHIBIT “B”	-	Definitions and Financial Statements
EXHIBIT “C”	-	Conditions Precedent to the First Advance
EXHIBIT “D”	-	Budget
EXHIBIT “E”	-	Reserved
EXHIBIT “F”	-	Advances
EXHIBIT “F-1”	-	Draw Request
EXHIBIT “G”	-	Survey Requirements
EXHIBIT “H”	-	Reserved
EXHIBIT “I”	-	Leasing and Tenant Matters
EXHIBIT “J”	-	Letters of Credit
EXHIBIT “K”	-	Assignment and Assumption
EXHIBIT “L”	-	Deed of Trust Note
EXHIBIT “M”	-	Schedule of Lenders
EXHIBIT “N”	-	Schedule of Costs Paid from Up-Front Equity

iii

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made by and among each lender from time to time a party hereto (individually, a “Lender” and collectively, the “Lenders”), and BANK OF AMERICA, N.A., a national banking association as Administrative Agent and L/C Issuer, and BEHRINGER HARVARD MOCKINGBIRD COMMONS, LLC, a Delaware limited liability company (“Borrower”), who agree as follows:

ARTICLE 1 – THE LOAN

1.1           General Information and Exhibits.  This Agreement includes the Exhibits listed below, all of which Exhibits are attached hereto and made a part hereof for all purposes.  Borrower and Lenders agree that if any Exhibit to be attached to this Agreement contains blanks, the same shall be completed correctly and in accordance with this Agreement prior to or at the time of the execution and delivery thereof.

Exhibit “A”	-	Legal Description of the Land
Exhibit “B”	-	Definitions and Financial Statements
Exhibit “C”	-	Conditions Precedent to the Initial Advance
Exhibit “D”	-	Budget
Exhibit “E”	-	Reserved
Exhibit “F”	-	Advances
Exhibit “F-1”	-	Draw Request
Exhibit “G”	-	Survey Requirements
Exhibit “H”	-	Reserved
Exhibit “I”	-	Leasing and Tenant Matters
Exhibit “J”	-	Letters of Credit
Exhibit “K”	-	Assignment and Assumption
Exhibit “L”	-	Deed of Trust Note
Exhibit “M”	-	Schedule of Lenders
Exhibit “N”	-	Schedule of Costs Paid from Up-Front Equity

The Exhibits contain other terms, provisions and conditions applicable to the Loan.  Capitalized terms used in this Agreement shall have the meanings assigned to them in Exhibit “B”.  This Agreement and the other Loan Documents, which must be in form, detail and substance satisfactory to Lenders, evidence the agreements of Borrower and Lenders with respect to the Loan.  Borrower shall comply with all of the Loan Documents.

1.2           Purpose.  The proceeds of the Loan shall be used by Borrower to (i) refinance a portion of the indebtedness that currently encumbers the Land and the Improvements; and (ii) pay other fees, costs and expenses relating to the Property if and to the extent that such costs are specifically provided for in the Budget, as amended from time to time.

1.3           Commitment to Lend.  Borrower agrees to borrow from each Lender, and each Lender severally agrees to make advances of its Pro Rata Share of the Loan proceeds to Borrower in amounts at any one time outstanding not to exceed such Lender’s Pro Rata Share of the Loan and (except for Administrative Agent with respect to Administrative Agent Advances), on the terms and subject to the conditions set forth in this Agreement and Exhibit “C” and Exhibit “F” attached to this

Agreement.  Lender’s commitment to lend shall expire and terminate automatically if the Loan is prepaid in full. The Loan is not revolving.  Any amount repaid may not be reborrowed.

1.4           Budget.  The Budget is attached to this Agreement as Exhibit “D”.  Borrower agrees that the Loan proceeds will be used as provided in the Budget.

1.5           Reserved.

1.6           Evidence of Debt.

(a)           Amounts of the Loan made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence of the amount of the Loan made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Indebtedness.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.  Each Lender may attach schedules to its Note(s) and endorse thereon the date, amount and maturity of the applicable Note and payments with respect thereto.

(b)           In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

1.7           Interest Rates.  The Principal Debt from day to day outstanding which is not past due shall bear interest at a rate per annum equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) the following (computed as provided in Section 1.7.3 hereof) as applicable:

(a)           On Base Rate Principal, on any day, the Base Rate; and

(b)           On LIBOR Rate Principal, for the applicable Interest Period, the applicable LIBOR Rate.

1.7.1        Interest Rate Elections.

(a)           Subject to the conditions and limitations in this Loan, Borrower may by written notice (a “Rate Election Notice”):

(i)            Elect, for a new advance of funds, that such Principal Debt will be Base Rate Principal, LIBOR Rate Principal or a combination thereof;

(ii)           Elect to convert, on a LIBOR Business Day, all or part of Base Rate Principal into LIBOR Rate Principal or a combination thereof;

(iii)          Elect to convert, on the last day of the Interest Period applicable thereto, all or part of any LIBOR Rate Principal into Base Rate Principal or a combination thereof;

(iv)          Elect to continue, commencing on the last day of the Interest Period applicable thereto, any LIBOR Rate Principal.

If, for any reason, an effective election is not made in accordance with the terms and conditions hereof for any principal advance or for any LIBOR Rate Principal for which the corresponding Interest Period is expiring, or to convert Base Rate Principal to LIBOR Rate Principal, then the sums in question will be Base Rate Principal until an effective LIBOR Rate Election is thereafter made for such sums.

(b)           Each Rate Election Notice must be received by Administrative Agent not later than 10:00 a.m., Administrative Agent’s Time on the applicable date as follows:

(i)            With respect to an advance of or conversion to Base Rate Principal, one (1) Business Day prior to the proposed date of advance or conversion; and

(ii)           With respect to an advance of, conversion to or continuation of LIBOR Rate Principal, three (3) LIBOR Business Days prior to the proposed date of advance, conversion or continuation.

Unless otherwise specified herein, no conversion from LIBOR Rate Principal may be made other than at the end of the corresponding Interest Period.  Each Rate Election Notice shall stipulate:  (A) the amount of the advance or of the Principal Debt to be converted or continued; (B) the nature of the proposed advance, conversion or continuation, which shall be either Base Rate Principal, LIBOR Rate Principal or a combination thereof, and in the case of a conversion or continuation, the nature of the Principal Debt to be converted or continued; and (C) in the case of LIBOR Rate Principal, the proposed commencement date and duration of the Interest Period.  All such notices shall be irrevocable once given, and shall be deemed to have been given only when actually received by Administrative Agent in writing in form specified by Administrative Agent.

(c)           Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to each portion of the Principal Debt other than a Base Rate Principal upon determination of same.

1.7.2        General Conditions Precedent to Certain LIBOR Rate Elections.  In addition to any other conditions herein, a LIBOR Rate Election shall not be permitted if:

(a)           A Default or a Potential Default has occurred and is continuing; or

(b)           After giving effect to the requested LIBOR Rate Election the sum of all LIBOR Rate Principal plus all Base Rate Principal plus all Letters of Credit would exceed the combined Commitments; or

(c)           After giving effect to the requested LIBOR Rate Election more than three (3) LIBOR Rate Elections in the aggregate, would be in effect at any one time; or

(d)           The amount of LIBOR Rate Principal requested in the LIBOR Rate Election is other than $100,000.00 or more; or

(e)           The requested interest period does not conform to the definition of Interest Period herein; or

(f)            Any of the circumstances referred to in Section 1.7.4 hereof shall apply with respect to the requested LIBOR Rate Election or the requested LIBOR Rate Principal.

1.7.3        Computations and Determinations.  All computations of interest for Base Rate Principal shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day).  All computations of interest for LIBOR Rate Principal and other fees and interest shall be made on the basis of a 360-day year and actual days elapsed (including the first day but excluding the last day).  Administrative Agent shall determine each interest rate applicable to the Principal Debt in accordance with this Agreement and its determination thereof shall be conclusive in the absence of manifest error.  The books and records of Administrative Agent shall be prima facie evidence of all sums owing to Lenders from time to time under this Agreement, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents.

1.7.4        Unavailability of Rate.

(a)           If, with respect to any LIBOR Rate Election or any LIBOR Rate Principal outstanding hereunder, Required Lenders determine that no adequate basis exists for determining the LIBOR Rate or that the LIBOR Rate will not adequately and fairly reflect the cost to Lenders of funding or maintaining the applicable LIBOR Rate Principal for such Interest Period and such Lender(s) so notify Administrative Agent and Borrower, then until Required Lender(s) notify Administrative Agent and Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligation of Lender(s) to permit such LIBOR Rate Election shall be suspended and (ii) all existing affected LIBOR Rate Principal as applicable, shall automatically become Base Rate Principal on the last day of the corresponding Interest Period.

(b)           Additionally, if, with respect to any LIBOR Rate Election or any LIBOR Rate Principal outstanding hereunder, any Lender determines that any applicable Law, or any request or directive (whether or not having the force of Law) of any Tribunal, or compliance therewith by such Lender, prohibits or restricts or makes impossible the making or maintaining of such LIBOR Rate Election or LIBOR Rate Principal or the charging of interest on such LIBOR Rate Principal and such Lender so notifies Administrative Agent and Borrower, then until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligation of such Lender to permit such LIBOR Rate Election as applicable, shall be suspended and (ii) all existing affected LIBOR Rate Principal shall automatically become Base Rate Principal, either (1) as to LIBOR Rate Principal, on the last day of the corresponding Interest Period (if the Lender determines that it may lawfully continue to fund and maintain the affected LIBOR Rate Principal to such day); or (2) as to LIBOR Rate Principal, if the Lender determines that it may not lawfully continue to fund and maintain the affected LIBOR Rate Principal to such day, and in such case Borrower shall pay to such Lender(s) the Consequential Loss, if any, pursuant to Sections 1.8 and 1.9 hereof.  Each Lender agrees to designate a different

Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

1.7.5        Increased Cost and Reduced Return.  If at any time after the date hereof, any Lender (which shall include, for purposes of this Section, any corporation controlling any Lender) determines that the adoption or modification of any applicable Law regarding taxation, such Lender’s required levels of reserves, deposits, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any Tribunal or compliance of such Lender with any of such requirements, has or would have the effect of (a) increasing such Lender’s costs relating to the Indebtedness, or (b) reducing the yield or rate of return of such Lender on the Indebtedness, to a level below that which such Lender could have achieved but for the adoption or modification of any such requirements, Borrower shall, within fifteen (15) days of any request by such Lender, pay to Lender such additional amounts as (in such Lender’s sole judgment, after good faith and reasonable computation) will compensate such Lender for such increase in costs or reduction in yield or rate of return of such Lender (and assuming that the interest rate on Loan has not been adjusted to take into account such additional amount).  No failure by such Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of such Lender’s right to demand payment of such amounts at any subsequent time.  Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable Law.

1.7.6        Past Due Rate.  If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Past Due Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable on demand, at a rate per annum (the “Past Due Rate”) equal to the lesser of (i) the maximum non-usurious rate of interest allowed by applicable law or (ii) two percent (2%) plus the higher of (a) the Prime Rate, or (b) the Adjusted LIBOR Rate, or (c) the BBA LIBOR Daily Rate.

1.8           Prepayment.  Borrower may prepay the principal balance of this Loan, in full at any time or in part from time to time, provided that: (i) Administrative Agent shall have actually received from Borrower prior written notice of Borrower’s intent to prepay, the amount of principal which will be prepaid (the “Prepaid Principal”), and the date on which the prepayment will be made; (ii) each prepayment shall be in the amount of $1,000 or more (unless the prepayment retires the outstanding balance of this Loan in full); and (iii) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Administrative Agent and Lenders under the Loan Documents on or before the date of prepayment but have not been paid; and (iv) no portion of LIBOR Rate Principal may be prepaid except on the last day of the Interest Period applicable thereto, unless (x) the prior written consent of Administrative Agent is obtained, which consent shall not be required so long as no Default has occurred and, if given, shall provide, without limitation, the manner and order in which the prepayment is to be applied to the Indebtedness, and (y) Borrower pays any Consequential Loss as a result thereof, in accordance with Section 1.9 below. If this Loan is prepaid in full, any commitment of Lenders for further advances shall automatically terminate.

1.9           Consequential Loss.  Within fifteen (15) days after request by any Lender (or at the time of any prepayment), Borrower shall pay to such Lender such amount or amounts as will compensate such Lender for any loss, cost, expense, penalty, claim or liability, including any loss incurred in obtaining, prepaying, liquidating or employing deposits or other funds from third parties (but excluding any loss of revenue, profit or yield of any Lender), as determined by such Lender in its judgment reasonably exercised (together, “Consequential Loss”) incurred by such Lender with respect to any LIBOR Rate, including any LIBOR Rate Election or LIBOR Rate Principal as a result of: (a) the failure of Borrower to make payments on the date specified under this Agreement or in any notice from Borrower to Administrative Agent; (b) the failure of Borrower to borrow, continue or convert into LIBOR Rate Principal on the date or in the amount specified in a notice given by Borrower to Administrative Agent pursuant to this Agreement; (c) the early termination of any Interest Period for any reason; or (d) the payment or prepayment of any amount on a date other than the date such amount is required or permitted to be paid or prepaid, whether voluntarily or by reason of acceleration, including, but not limited to, acceleration upon any transfer or conveyance of any right, title or interest in the Property giving Administrative Agent on behalf of Lenders the right to accelerate the maturity of the Loan as provided herein.  The foregoing notwithstanding, the amounts of the Consequential Loss shall never be less than zero or greater than is permitted by applicable Law.  If any Consequential Loss will be due, the Lender shall deliver to Borrower a notice, in reasonable detail, as to the amount of, reasons for and the calculation of the Consequential Loss, which notice shall be conclusive in the absence of manifest error.  Neither Administrative Agent nor the Lenders shall have any obligation to purchase, sell and/or match funds in connection with the funding or maintaining of the Loan or any portion thereof.  The obligations of Borrower under this Section shall survive any termination of the Loan Documents and payment of the Loan and shall not be waived by any delay by Administrative Agent or Lenders in seeking such compensation.

1.10         Late Charge.  If Borrower shall fail to make any payment due hereunder or under the terms of any Note (other than the principal  balance due on the Maturity Date or acceleration of the Loan) within fifteen (15) days after the date such payment is due, Borrower shall pay to the applicable Lender or Lenders on demand a late charge equal to four percent (4%) of such payment.  Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment.  The “late charge” is imposed for the purpose of defraying the expenses of a Lender incident to handling such defaulting payment.  This charge shall be in addition to, and not in lieu of, any other remedy Lenders may have and is in addition to any fees and charges of any agents or attorneys which Administrative Agent or Lenders may employ upon the occurrence of a Default, whether authorized herein or by Law.

1.11         Taxes.

(a)           Subject to Section 6.11, any and all payments by Borrower to or for the account of Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto levied by any jurisdiction within the United States of America, excluding, in the case of Administrative Agent and any Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Administrative Agent or such Lender, as the case may be, is subject (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”).  Subject to Section 6.11, if Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b)           In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c)           Borrower agrees to indemnify Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Administrative Agent and such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Tribunal but, subject to Administrative Agent or such Lender complying with the requirements of Section 6.11(a)(iii) hereof to the extent the liability indemnified against relates to the subject matter thereof.  Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.  If subsequent to such payment, a final determination is made that any Taxes or Other Taxes paid Borrower were not legally or correctly imposed or assessed by the applicable Tribunal, Borrower shall be entitled to a return of such taxes.

(d)           Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 1.11 shall survive the termination of the Commitments and the payment in full of all the other Indebtedness.

1.12         Payment Schedule and Maturity Date; Extension Rights.

(a)           The entire principal balance of the Loan then unpaid and all accrued interest then unpaid shall be due and payable in full on the Maturity Date.  Accrued unpaid interest shall be due and payable on the first (1st) day of the calendar month after the date of this Agreement and on the same day of each succeeding calendar month thereafter until all principal and accrued interest owing on this Loan shall have been fully paid and satisfied.

(b)           Borrower shall have two options to extend the Maturity Date of the Loan for a period of twelve (12) months each (each twelve month period, an “Extension Period”), at which time the term “Maturity Date” shall mean the Maturity Date, as extended pursuant to this Section 1.12. The exercise of each extension option shall be effective only if all of the following conditions have been satisfied as to each extension on or before the applicable Maturity Date:

(i)            There shall then exist no Default or Potential Default.

(ii)           the NOI for the Property, verified by Administrative Agent’s NOI Confirmation Letter after receipt of Borrower’s NOI Affidavit, based on the most recent twelve calendar months for which Borrower’s NOI Affidavits are due prior to the Maturity Date is not less than the 1.40xDSC Performance Threshold based on the same twelve calendar month period.    Borrower shall have the right to prepay the Loan in an amount sufficient to satisfy the condition in this paragraph (ii) in connection with the exercise of either or both extension options.

(iii)          Either the most current appraisal of the Property in the Administrative Agent’s possession (that complies with Section 2.13 below and has been approved by Administrative Agent) or, if required by Administrative Agent, an update of such appraisal prepared within the 60 days preceding the existing Maturity Date, in form and substance satisfactory to Administrative Agent and otherwise in accordance with the appraisal requirements described in Section 2.13 below, shows that the Deemed Principal Balance is not greater than 65% of the fair market value of the Property based on a “stabilized value”.

(iv)          Borrower shall cause to be delivered to Administrative Agent at Borrower’s expense an endorsement to the Title Insurance reflecting that the coverage afforded by the Title Insurance has not been adversely affected as a result of the modification and extension of the Loan and the documents referred to in paragraph (v) below.

(v)           Borrower and Guarantor shall have executed and delivered to Administrative Agent a modification and extension agreement, providing for, among other things (1) the extension of the Maturity Date, (2) the reaffirmation by Borrower and Guarantor of their respective obligations under the Loan Documents, (3) in addition to the payment of interest each month as provided in this Agreement, the commencement by Borrower of principal payments on the Loan beginning on the first day of the first Extension Period and continuing to be due and payable on the first day of each calendar month thereafter until the Maturity Date, in an amount equal to the average monthly payments of principal which would be payable during the first 24 months of a 30 year amortization period, if the Deemed Principal Balance were to be amortized over an assumed thirty (30) year period, at an interest rate per annum equal to the greater of (i) six and one-half percent (6.5%) or (ii) 1.75%, plus the Treasury Rate (to be determined approximately ten (10) days before the extension of the Maturity Date), and (4) the waiver and release by Borrower and Guarantor of any defenses, claims, counterclaims, and rights of offset, if any, which Borrower or Guarantor may then have in respect of Administrative Agent and the Indebtedness and Obligations, together with such other agreements, documents or amendments to the Loan Documents as are reasonably requested by Administrative Agent to properly document the extension, all in form and content satisfactory to Administrative Agent in its good faith business judgment. During any Extension Period, unless noted above, all terms and conditions of the Loan Documents (including but not limited to interest rates and payments) pertaining to the Loan shall continue to apply.

(vi)          The request for extension must be made to Administrative Agent in writing not more than ninety (90) days, and not less than forty five (45) days, prior to the applicable Maturity Date.

(vii)         Borrower shall have paid to Administrative Agent, for the ratable benefit of  Lenders, as a condition to such extension on or before the first day of the applicable Extension Period, an extension fee of 0.25% of the then Deemed Principal Balance of the Loan as of the first day of each Extension Period.

(viii)        Administrative Agent shall have determined, in its commercially reasonable judgment, that no material adverse change has occurred with respect to the Project or the financial condition or creditworthiness of Borrower or Guarantor.

If all of the foregoing conditions are not satisfied strictly in accordance with their terms, the extension shall not be or become effective.  Upon the execution and delivery by Borrower, Guarantor and Administrative Agent of the modification and extension agreement referred to in subparagraph (v) above, the extension shall be deemed to be effective. Each extension option is exercisable separately only and not together and the second extension option shall be void and not exercisable unless the first extension option was properly exercised.  Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Administrative Agent in connection with the proposed extension (pre- and post-closing), including, without limitation, appraisal fees, environmental audit and legal fees; all such costs and expenses incurred up to the time of Administrative Agent’s written agreement to the extension shall be due and payable prior to Administrative Agent’s execution of that agreement (or if the proposed extension does not become effective, then upon demand by Administrative Agent).

1.13         Advances.

(a)           Following receipt of a Draw Request, Administrative Agent shall promptly provide each Lender with a copy of the Draw Request Form in the form of Exhibit “F-1”, the related AIA Document G-702 and G-703, if requested by Administrative Agent and the related written certification by Borrower’s Architect.  Administrative Agent shall notify each Lender telephonically (with confirmation by facsimile) or by facsimile (with confirmation by telephone) not later than 1:00 p.m. Administrative Agent’s Time two (2) Business Days prior to the advance Funding Date for LIBOR Rate Principal advances, and one (1) Business Day prior to the advance Funding Date for all other advances, of its Pro Rata Share of the amount Administrative Agent has determined shall be advanced in connection therewith (“Advance Amount”).  In the case of an advance of the Loan, each Lender shall make the funds for its Pro Rata Share of the Advance Amount available to Administrative Agent not later than 11:00 a.m. Administrative Agent’s Time on the Funding Date thereof.  After Administrative Agent’s receipt of the Advance Amount from Lenders, Administrative Agent shall make proceeds of the Loan in an amount equal to the Advance Amount (or, if less, such portion of the Advance Amount that shall have been paid to Administrative Agent by Lenders in accordance with the terms hereof) available to Borrower on the applicable Funding Date by advancing such funds to Borrower in accordance with the provisions of Exhibit “F”.

(b)           All payments by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent not later than 12:00 p.m. Administrative Agent’s Time on the date specified herein.  Administrative Agent shall distribute to each Lender such funds as such Lender may be entitled to receive hereunder, (i) on or before 3:00 p.m. (Administrative Agent’s Time) on the day Administrative Agent receives such funds, if Administrative Agent has received such funds on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on or before 12:00 p.m. (Administrative Agent’s Time) on the Business Day following the day Administrative Agent receives such funds, if Administrative Agent receives such funds after 12:00 p.m. (Administrative Agent’s Time).  If Administrative Agent fails to timely pay any amount to any Lender in accordance with this subsection, Administrative Agent shall pay to such Lender interest at the Federal Funds Rate on such amount, for each day from the day such amount was to be paid until it is paid to such Lender.

(c)           Except as otherwise provided herein, all payments by Borrower or any Lender shall be made to Administrative Agent at Administrative Agent’s Office not later than the time for such type of payment specified in this Agreement.  All payments received after such time shall be deemed received on the next succeeding Business Day.  All payments shall be made in immediately available funds in lawful money of the United States of America.   Whenever any payment falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

(d)           Upon satisfaction of any applicable terms and conditions set forth herein, Administrative Agent shall promptly make any amounts received in accordance with the prior subsection available in like funds received as follows:  (i) if payable to Borrower, in accordance with Exhibit “F”, except as otherwise specified herein, and (ii) if payable to any Lender, by wire transfer to such Lender at the address specified in the Schedule of Lenders.

(e)           Except as otherwise provided in Exhibit “J” with respect to Borrower reimbursing drawings under Letters of Credit, unless Borrower or any Lender has notified Administrative Agent, prior to the date any payment is required to be made by it to Administrative Agent, that Borrower or such Lender, as the case may be, will not make such payment, Administrative Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be required to do so) in reliance thereon, make available a corresponding amount to the person or entity entitled thereto.  If and to the extent that such payment was not in fact made to Administrative Agent in immediately available funds, then:

(i)            if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii)           if any Lender failed to make such payment, such Lender or, if applicable, Electing Lender or Lenders shall forthwith on demand pay to Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by Administrative Agent to Borrower to the date such amount is recovered by Administrative Agent (the “Compensation Period”) at a rate per annum equal to the interest rate applicable to such amount under the Loan.  If such Lender pays such amount to Administrative Agent, then such amount shall constitute such Lender’s Pro Rata Share, included in the applicable Loan advance.  If such Lender does not pay such amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent may make a demand therefor upon Borrower (after taking into account the provisions of Section 1.15, to the extent applicable), and the Borrower shall pay such amount to Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to such amount under the Loan.  Nothing herein or in any other Loan Document shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or to Borrower with respect to any amount owing under this subsection shall be conclusive, absent manifest error.

(f)            If any Lender makes available to the Administrative Agent funds for any Loan advance to be made by such Lender as provided in the foregoing provisions of this Section, and the funds are not advanced to Borrower or otherwise used to satisfy any Obligations of such Lender hereunder, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(g)           Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan advance in any particular place or manner.

1.14         Administrative Agent Advances.

(a)           Administrative Agent is authorized, from time to time, in Administrative Agent’s sole discretion to make, authorize or determine advances of the Loan, or otherwise expend funds, on behalf of Lenders (“Administrative Agent Advances”), (i) to pay any costs, fees and expenses as described in Section 6.10 herein, (ii) when the applicable conditions precedent set forth in Exhibit “C” and Exhibit “F” have been satisfied to the extent required by Administrative Agent, and (iii) when Administrative Agent deems necessary or desirable to preserve or protect the Loan collateral or any portion thereof (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvements, maintenance, repair, sale and disposition) (A) subject to Section 5.5, after the occurrence of a Default, and (B) subject to Section 5.10, after acquisition of all or a portion of the Loan collateral by foreclosure or otherwise.

(b)           Administrative Agent Advances shall constitute obligatory advances of Lenders under this Agreement, shall be repayable on demand and secured by the Loan collateral, and if unpaid by Lenders as set forth below shall bear interest at the rate applicable to such amount under the Loan or if no longer applicable, at the Base Rate.  Administrative Agent shall notify each

Lender in writing of each Administrative Agent Advance.  Upon receipt of notice from Administrative Agent of its making of an Administrative Agent Advance, each Lender shall make the amount of such Lender’s Pro Rata Share of the outstanding principal amount of the Administrative Agent Advance available to Administrative Agent, in same day funds, to such account of Administrative Agent as Administrative Agent may designate, (i) on or before 3:00 p.m. (Administrative Agent’s Time) on the day Administrative Agent provides Lenders with notice of the making of such Administrative Agent Advance if Administrative Agent provides such notice on or before 12:00 p.m. (Administrative Agent’s Time), or (ii) on or before 12:00 p.m. on the Business Day immediately following the day Administrative Agent provides Lenders with notice of the making of such advance if Administrative Agent provides notice after 2:00 p.m. (Administrative Agent’s Time).

1.15         Defaulting Lender.

1.15.1      Notice and Cure of Lender Default; Election Period; Electing Lenders.  Administrative Agent shall notify (such notice being referred to as the “Default Notice”) Borrower (for Loan advances) and each non-Defaulting Lender if any Lender is a Defaulting Lender.  Each non-Defaulting Lender shall have the right, but in no event or under any circumstance the obligation, to fund such Defaulting Lender Amount, provided that, within twenty (20) days after the date of the Default Notice (the “Election Period”), such non-Defaulting Lender or Lenders (each such Lender, an “Electing Lender”) irrevocably commit(s) by notice in writing (an “Election Notice”) to Administrative Agent, the other Lenders and Borrower to fund the Defaulting Lender Amount and to assume the Defaulting Lender’s obligations with respect to the advancing of the entire undisbursed portion of the Defaulting Lender’s principal obligations under this Agreement (such entire undisbursed portion of the Defaulting Lender’s principal obligations under this Agreement, including its portion of the Payment Amount that is the subject of the default, is hereinafter referred to as the “Defaulting Lender Obligation”).  If Administrative Agent receives more than one Election Notice within the Election Period, then the commitment to fund the Defaulting Lender Amount and the Defaulting Lender Obligation shall be apportioned pro rata among the Electing Lenders in the proportion that the amount of each such Electing Lender’s Commitment bears to the total Commitments of all Electing Lenders.  If the Defaulting Lender fails to pay the Defaulting Lender Payment Amount within the Election Period, the Electing Lender or Lenders, as applicable, shall be automatically obligated to fund the Defaulting Lender Amount and Defaulting Lender Obligation (and Defaulting Lender shall no longer be entitled to fund such Defaulting Lender Amount and Defaulting Lender Obligation) within three (3) Business Days following the expiration of the Election Period to reimburse Administrative Agent or make payment to Borrower, as applicable.  Notwithstanding anything to the contrary contained herein, if Administrative Agent has funded the Defaulting Lender Amount, Administrative Agent shall be entitled to reimbursement for its portion of the Defaulting Lender Payment Amount pursuant to Section 5.11.

1.15.2      Removal of Rights; Indemnity.  Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of Borrower to Administrative Agent for the Defaulting Lender’s benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder or under any Note until all Defaulting Lender Payment Amounts are paid in full.  Amounts payable to a Defaulting Lender shall be paid by Administrative Agent to reimburse Administrative Agent and any Electing Lender pro rata for all Defaulting Lender Payment Amounts.  Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, a Defaulting Lender shall be deemed not to be a “Lender” and such Defaulting Lender’s Commitment shall be deemed to be zero.  A Defaulting Lender shall have no right to participate in any discussions among and/or decisions by Lenders hereunder and/or under the other Loan Documents.  Further, any Defaulting Lender shall be bound by any amendment to, or waiver of, any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under, any Loan Document which is made subsequent to the Defaulting Lender’s becoming a Defaulting Lender.  This Section shall remain effective with respect to a Defaulting Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement by curing such default by payment of all Defaulting Lender Payment Amounts (i) within the Election Period, or (ii) after the Election Period with the consent of the non-Defaulting Lenders.  Such Defaulting Lender nonetheless shall be bound by any amendment to or waiver of any provision of, or any action taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under any Loan Document which is made subsequent to that Lender’s becoming a Defaulting Lender and prior to such cure or waiver.  The operation of this subsection or the subsection above alone shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrower of their duties and obligations hereunder or under any of the other Loan Documents.  Furthermore, nothing contained in this Section shall release or in any way limit a Defaulting Lender’s obligations as a Lender hereunder and/or under any other of the Loan Documents.  Further, a Defaulting Lender shall indemnify and hold harmless Administrative Agent and each of the non-Defaulting Lenders from any claim, loss, or costs incurred by Administrative Agent and/or the non-Defaulting Lenders as a result of a Defaulting Lender’s failure to comply with the requirements of this Agreement,  INCLUDING SUCH FAILURE CONSTITUTING IN WHOLE OR PART ADMINISTRATIVE AGENT’S OR NONDEFAULTING LENDERS’ STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE except to the extent such failure constitutes willful misconduct or gross negligence on Administrative Agent’s or Defaulting Lenders’ part; including, without limitation, any and all additional losses, damages, costs and expenses (including, without limitation, attorneys’ fees) incurred by Administrative Agent and any non-Defaulting Lender as a result of and/or in connection with (i) a non-Defaulting Lender’s acting as an Electing Lender, (ii) any enforcement action brought by Administrative Agent against a Defaulting Lender, and (iii) any action brought against Administrative Agent and/or Lenders.  The indemnification provided above shall survive any termination of this Agreement.

1.15.3      Commitment Adjustments.  In connection with the adjustment of the amounts of the Loan Commitments of the Defaulting Lender and Electing Lender(s) upon the expiration of the Election Period as aforesaid, Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the adjustment of the amounts of Commitments in accordance with the foregoing provisions of this Section.  For the purpose of voting or consenting to matters with respect to the Loan Documents such modifications shall also reflect the removal of voting rights of the Defaulting Lender and increase in voting rights of Electing Lenders to the extent an Electing Lender has funded the Defaulting Lender Amount and assumed the Defaulting Lender Obligation. In connection with such adjustments, Defaulting Lenders shall execute and deliver a Assignment and Assumption covering that Lender’s Commitment and otherwise comply with Section 6.5.  If a Lender refuses to execute and deliver such Assignment and Assumption or otherwise comply with Section 6.5, such Lender hereby appoints Administrative Agent to do so on such Lender’s behalf.  Administrative Agent shall distribute an amended Schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect such adjustments.  However, all such Defaulting Lender Amounts and Defaulting Lender Obligation funded by Administrative Agent or Electing Lenders shall continue to be Defaulting Lender Amounts of the Defaulting Lender pursuant to its obligations under this Agreement.

1.15.4      No Election.  In the event that no Lender elects to commit to fund the Defaulting Lender Amount and Defaulting Lender Obligations within the Election Period, Administrative Agent shall, upon the expiration of the Election Period, so notify Borrower and each Lender.

1.16         Several Obligations; No Liability, No Release.  Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Administrative Agent in its capacity as such, and not by or in favor of Lenders, any and all obligations on the part of Administrative Agent (if any) to make any advances of the Loan or reimbursements for other Payment Amounts shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Pro Rata Shares.  Except as may be specifically provided in this Agreement, no Lender shall have any liability for the acts of any other Lender.  No Lender shall be responsible to Borrower or any other person for any failure by any other Lender to fulfill its obligations to make advances of the Loan or reimbursements for other Payment Amounts, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.  The failure of any Lender to pay to Administrative Agent its Pro Rata Share of a Payment Amount shall not relieve any other Lender of any obligation hereunder to pay to Administrative Agent its Pro Rata Share of such Payment Amounts as and when required herein, but no Lender shall be responsible for the failure of any other Lender to so fund its Pro Rata Share of the Payment Amount.  In furtherance of the foregoing, Lenders shall comply with their obligation to pay Administrative Agent their Pro Rata Share of such Payment Amounts regardless of (i) the occurrence of any Default hereunder or under any Loan Document; (ii) a default by Borrower under the Permanent Loan Commitment, if applicable, (iii) any failure of consideration, absence of consideration, misrepresentation, fraud, or any other event, failure, deficiency, breach or irregularity of any nature whatsoever in the Loan Documents; or (iv) any bankruptcy, insolvency or other like event with regard to any Borrower or Guarantor.  The obligation of Lenders to pay to such Payment Amounts are in all regards independent of any claims between Administrative Agent and any Lender.

1.17         Replacement of Lenders.  If any Lender is a Defaulting Lender, Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment with the payment of any assignment fee by the replaced Lender to one or more other lenders or Eligible Assignees acceptable to Borrower, the Administrative Agent and the L/C Issuer.  Borrower shall or shall cause the replacement lender to (subject to the provisions of Section 1.14 through 1.15 providing for payment of all Defaulting Lender Payment Amounts to Administrative Agent and/or Electing Lenders, as applicable, prior to payment of amounts due to a Defaulting Lender), (x) pay in full of all principal, interest, fees and other amounts owing to such Lender through the date of replacement, (y) provide appropriate assurances and indemnities (which may include letters of credit) as such Lender may reasonably require with respect to such replaced Lender’s obligation to fund its participation interest in any Letters of Credit then outstanding and (z) provide a release of such Lender from its obligations under the Loan Documents.  Any Lender being replaced shall execute and deliver an Assignment and Assumption covering that Lender’s Commitment and otherwise comply with Section 6.5.  If a Lender being replaced refuses to execute and deliver such Assignment and Assumption or otherwise comply with Section 6.5, such Lender hereby appoints Administrative Agent to do so on such Lender’s behalf.  Administrative Agent shall distribute an amended Schedule of Lenders, which shall thereafter be incorporated into this Agreement, to reflect adjustments to Lenders and their Commitments.

1.18         Borrower’s Rights.  Nothing in Sections 1.15 through 1.17, nor any action taken pursuant to Sections 1.15 through 1.17  (including the replacement of the Defaulting Lender), shall relieve a Defaulting Lender from liability to Borrower for the Defaulting Lender’s failure to make Loan advances or to otherwise perform as required by this Agreement, or limit any rights or remedies of Borrower against the Defaulting Lender.

1.19         Swap Transaction.

(a)           Borrower may, but shall not be required to, enter into an Swap Transaction with a Lender acceptable to the Required Lenders (such financial institution is referred to herein as “Swap Bank”).  The Lenders agree that the Swap Bank may be Bank of America, N. A. or an Affiliate of Bank of America, N.A.  Borrower agrees that if Borrower executes an Swap Transaction, the provisions of this Section 1.19 shall govern and apply to such Swap Transaction.  Borrower acknowledges and agrees that the failure of Borrower to comply with its obligations under the Swap Transaction and to make payments when due thereunder, will be a default under this Loan and Lenders may advance funds, on Borrower’s behalf to cure Borrower’s default under the Swap Transaction.  All amounts advanced by Lenders to Swap Bank, Borrower or others in respect of Borrower’s obligations under the Swap Transaction shall be added to the Loan and shall be deemed a part of the Obligations secured by the Deed of Trust and the other Loan Documents.  All amounts payable to Borrower pursuant to the Swap Transaction shall be paid to Administrative Agent for the ratable benefit of Lenders and applied by Lenders to the payment of interest on the Loan or other costs of the Project.  Borrower acknowledges and agrees that, notwithstanding the terms of the Swap Transaction, Borrower shall not modify or terminate the Swap Transaction without the prior written consent of Administrative Agent.

(b)           As additional security for the obligations of Borrower under the Loan Documents, Borrower hereby transfers, assigns, and conveys to Administrative Agent for the ratable benefit of Lenders, subject to the terms and conditions contained herein, all of Borrower’s rights, titles and interests, but not its obligations, duties or liabilities for any breach, in, under and to the Swap Transaction, any and all amounts received by Borrower in connection therewith or to which Borrower is entitled thereunder, and all proceeds of the foregoing.  Administrative Agent shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Administrative Agent may at any time determine to be necessary or advisable to cure any default under or with respect to the Swap Transaction or to protect the rights of Borrower or Swap Bank thereunder; provided, however, that prior to the occurrence of a Default, Administrative Agent shall give prior written notice to Borrower before taking any such action.  Neither Administrative Agent or Lenders shall incur any liability if any action so taken by Administrative Agent or on its behalf shall prove to be inadequate or invalid, and Borrower agrees to hold Administrative Agent and Lenders free and harmless against and from any loss, cost, liability or expense (including, but not limited to, attorneys’ fees and expenses) incurred in connection with any such action, as provided in this Agreement.  It is agreed and understood that, in addition to any and all other remedies to which Administrative Agent and Lenders are entitled at law or in equity, Administrative Agent and Lenders shall have all rights and benefits to which a secured party is entitled at law or in equity, including, without limitation under the Uniform Commercial Code as adopted and in effect in the State of Texas and upon any foreclosure by Lenders of the lien under the Deed of Trust, all right, title and interest of Borrower in and to the Swap Transaction and any and all amounts received by Borrower in connection therewith or to which Borrower is entitled thereunder, and all proceeds of the foregoing, shall automatically be conveyed in connection therewith, unless prior to such foreclosure, Administrative Agent elects to exclude Borrower’s right, title and interest in the Swap Transaction from such foreclosure.

(c)           Borrower hereby constitutes and appoints Administrative Agent as Borrower’s true and lawful attorney, with the full power of substitution, for it and in its name, place and stead, or otherwise, on behalf and for the benefit of Administrative Agent, to exercise, at the election of Administrative Agent, any and all rights and remedies of Borrower under the Swap Transaction, including, without limitation, making any payments thereunder and consummating any transactions contemplated thereby, from time to time to institute and prosecute in the name and at the expense of Borrower, or otherwise, but for the benefit of Administrative Agent and Lenders, any and all proceedings at law, in equity, or otherwise, that Administrative Agent may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the Swap Transaction hereby assigned and conveyed, or intended so to be, and to defend and compromise, at the election of Administrative Agent, any and all actions, suits or proceedings with respect to the Swap Transaction, and generally to do all and any such action in relation thereto as Administrative Agent shall deem advisable; and Borrower hereby declares that the appointment hereby made and powers hereby granted are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason.  Administrative Agent may exercise its rights under this Section only after the occurrence and during the continuation of a Default under any of the Loan Documents.

ARTICLE 2– ADDITIONAL COVENANTS AND AGREEMENTS

2.1           Inspection.  Administrative Agent and its agents may enter upon the Property to inspect the Property, the Project and any materials at any reasonable time, unless Administrative Agent deems such inspection is of an emergency nature, in which event Borrower shall provide Administrative Agent with immediate access to the Property.  Borrower will furnish to Administrative Agent and its agents, for inspection and copying, all plans, shop drawings, specifications, books and records, and other documents and information that Administrative Agent may reasonably request from time to time.

2.2           Notice to Administrative Agent.  Borrower shall promptly within five (5) days after first learning of the occurrence of any of the following events, notify Administrative Agent in writing thereof, specifying in each case the action Borrower has taken or will take with respect thereto:  (a) any violation of any Law or governmental requirement; (b) any litigation, arbitration or governmental investigation or proceeding instituted or threatened in writing against Borrower or any Guarantor or the Property asserting criminal conduct or damages, penalties or claims in excess of $100,000 and any material development therein; (c) any actual or threatened in writing condemnation of any portion of the Property, any negotiations with respect to any such taking, or any loss of or substantial damage to the Property; (d) any labor controversy pending or threatened against Borrower or any contractor, and any material development in any labor controversy; (e) any notice received by Borrower with respect to the cancellation, alteration or non-renewal of any insurance coverage maintained with respect to the Property; (f) any failure by Borrower or any contractor, subcontractor or supplier to perform any material obligation under any construction contract, any event or condition which would permit termination of a construction contract or suspension of work thereunder, or any notice given by Borrower or any contractor with respect to any of the foregoing; (g) any lien filed against the Property or (h) any required permit, license, certificate or approval with respect to the Property lapses or ceases to be in full force and effect.

2.3           Financial Statements.  Borrower shall deliver to Administrative Agent with sufficient copies for each Lender the Financial Statements and other statements and information at the times and for the periods described in Exhibit “B” and any other Loan Document. Borrower will make all of its books, records and accounts available to Administrative Agent and its representatives at the Property or at  Borrower’s office in Addison, Texas, upon request and will permit them to review and copy the same.  Borrower shall promptly notify Administrative Agent of any event or condition that could reasonably be expected to have a Material Adverse Effect in the financial condition of Borrower and, if known by Borrower, Guarantor.  Administrative Agent shall provide a copy of such Financial Statements to each Lender upon receipt.

2.4           Other Information.  Borrower shall furnish to Administrative Agent from time to time upon Administrative Agent’s reasonable request (i) copies of any or all subcontracts entered into by contractors or subcontractors relating to the Tenant Improvements and the names and addresses of all persons or entities with whom Borrower or any contractor has contracted or intends to contract for Tenant Improvements or the furnishing of labor or materials in connection therewith; (ii) copies of any or all contracts, bills of sale, statements, receipts or other documents under which Borrower claims title to any materials, fixtures or articles of personal property incorporated or to be incorporated into the Improvements or subject to the lien of the Deed of Trust; (iii) a list of all unpaid bills for labor and materials with respect to the Tenant Improvements and copies of all invoices therefor; (iv) budgets of Borrower and revisions thereof showing the estimated costs and expenses to be incurred in connection with the completion of the Work; (v) current or updated detailed Project schedules or construction schedules; and (vi) such other information relating to Borrower, Guarantor, the Improvements, the Property, the Loan, or any security for the Loan that Administrative Agent may request in its good faith business judgment.

2.5           Reports and Testing.  Borrower shall (a) upon the request of Administrative Agent, promptly deliver to Administrative Agent copies of all reports, studies, inspections and tests made on the Land, the Improvements or any materials to be incorporated into the Improvements that are in the control or possession of Borrower, Guarantor or their Affiliates or agents; and (b) make such additional tests on the Land, the Improvements or any materials to be incorporated into the Improvements as Administrative Agent reasonably requires. Borrower shall immediately notify Administrative Agent of any report, study, inspection or test that indicates any adverse condition relating to the Land, the Improvements or any such materials.

2.6           Advertising by Lenders.  At Administrative Agent’s request and at Borrower’s expense, Borrower shall erect and maintain on the Property one or more advertising signs approved by Administrative Agent indicating that the construction financing for the Property has been provided by Lenders subject to compliance with Laws that are applicable to such signage.

2.7           Appraisal.  Administrative Agent may obtain from time to time, an appraisal of all or any part of the Property prepared in accordance with written instructions from Administrative Agent by a third-party appraiser engaged directly by Administrative Agent.  Each such appraiser and appraisal shall be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements).  The cost of any such appraisal shall be borne by Borrower if such appraisal is the first appraisal in any calendar year and in all events if Administrative Agent obtains such appraisal after the occurrence and during the continuation of a Default, and such cost is due and payable by Borrower on demand and shall be secured by the Loan Documents.  Administrative Agent shall provide a copy of such Appraisal to each Lender and Borrower upon receipt.

2.8           Payment of Withholding Taxes.  Borrower shall not use, or knowingly permit any contractor or subcontractor to use, any portion of the proceeds of any Loan advance to pay the wages of employees unless a portion of the proceeds or other funds are also used to make timely payment to or deposit with (a) the United States of all amounts of tax required to be deducted and withheld with respect to such wages under the Internal Revenue Code, and (b) any state and/or local Tribunal or agency having jurisdiction of all amounts of tax required to be deducted and withheld with respect to such wages under any applicable state and/or local Laws.

2.9           ERISA and Prohibited Transaction Taxes.  As of the date hereof and throughout the term of this Loan Agreement, (a) Borrower is not and will not be (i) an “employee benefit plan”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); or (ii) a “plan” within the meaning of Section 4975(e) of the Internal Revenue Code, as amended (the “Code”); (b) the assets of Borrower do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101; (c) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; (d) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of fiduciaries with respect to governmental plans; and (e) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Administrative Agent of any of Lender’s rights under this Agreement, any Note or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.  Borrower further agrees to deliver to Administrative Agent such certifications or other evidence of compliance with the provisions of this Section 2.9 as Administrative Agent may from time to time request.

2.10         Contest of Claims.  Notwithstanding anything other provision herein or in the Deed of Trust to the contrary, Borrower may, to the extent and in the manner permitted by applicable Laws, contest the payment of any claim for payment for work or any tax, assessment or other governmental charge against the Property, and the failure of Borrower to pay the contested claim pending such contest shall not be or become a Default, if (a) Borrower has notified Administrative Agent of Borrower’s intent to contest such payment at least seven (7) days prior to commencing the contest (unless such notice would cause a delay that might detrimentally affect the right of Borrower to so contest, in which case Borrower must furnish Administrative Agent with such advance notice of intent to contest as is possible under the circumstances); (b) Borrower has made any deposit or payment under protest, or posted security, with any applicable Tribunal if, as and to the extent required by applicable Laws; (c)  unless Borrower has complied with clause (b) preceding or if Borrower has complied with clause (b) preceding and Administrative Agent has determined that compliance with clause (b) does not, in Administrative Agent’s good faith business judgment, protect Lenders’ interests, Borrower has furnished to Administrative Agent a cash deposit satisfactory to Administrative Agent, or an indemnity bond satisfactory to Administrative Agent with a surety satisfactory to Administrative Agent, in an amount satisfactory to Administrative Agent (or in the statutory amount, in the case of bond authorized by statute), to assure payment of the matters under contest and to prevent any sale or forfeiture of any part of the Property, and in the case of a claim for work which does or could result in a lien against the Property, Borrower has provided (i) to the extent required by Administrative Agent and available under applicable Laws, a bond which under applicable Laws releases the lien from the Property encumbered by such lien, and (ii) such security, assurances and other items, if any, as the Title Company may require to insure around the lien; (d) Borrower diligently and in good faith contests the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of any part of the Property to satisfy the same; (e) Borrower promptly upon final determination thereof pays the amount of any such claim so determined, together with all costs, interest and penalties payable in connection therewith (and to the extent Borrower has made a cash deposit with Administrative Agent pursuant to clause (c) preceding, such deposit shall be made available to Borrower to pay the amount of such claim and shall release the excess, if any, to Borrower upon settlement and release of the claim); (f) the failure to pay the claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Property, and does not subject Administrative Agent or any Lender to any civil or criminal liability or to any damages or expense; and (g) the aggregate amount of all claims being contested shall not exceed five percent (5%) of the Aggregate Commitments.  Notwithstanding the foregoing, Borrower shall immediately upon request of Administrative Agent pay (and if Borrower shall fail so to do, Administrative Agent may, but shall not be required to, pay or cause to be discharged or bonded against) any such claim notwithstanding such contest if, in the reasonable opinion of Administrative Agent, the Property is in jeopardy or in danger of being forfeited or foreclosed.  Administrative Agent may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Administrative Agent, the entitlement of such claimant is established.  Borrower shall not be required to comply with the requirements set forth above in this Section 2.10 for any claim made that is covered by Borrower’s liability insurance if the total amount of such claim is less than the amount of coverage under such policy that is available to satisfy such claim, the insurer has not denied liability under its policy for such claim and the insurer has undertaken to defend such claim without any reservation of rights.

2.11         Property Management and Franchises.  There is no property management, consulting, franchise or license agreement or other similar contract or agreement (“Management Agreements”) in effect that relates to the Property by and between Borrower and third parties other than the management agreement between Borrower and Kimpton dated as of March, 2007 (the “Hotel Operating Agreement”) and between Borrower and HPT Management Services, LP, effective as of December 1, 2006 (“Retail Agreement”) and Borrower will not enter into any Management Agreements of any kind or character unless and until (i) Administrative Agent approves the form and substance of such Management Agreement except the Retail Agreement may be assigned to an affiliate of Borrower or a new management agreement may be entered into with an affiliate of Borrower in substantially the same form as the Retail Agreement, and (ii) the parties to such Management Agreement enter into a collateral assignment and agreement with Administrative Agent that provides, among other things, that such parties consent to the collateral assignment of such Management Agreement to Administrative Agent as collateral for the Loan, agree to subordinate their respective rights (including rights to any fees or other payments) to the Loan Documents, and grant to Administrative Agent the right to terminate such Management Agreement upon notice given at any time after an Event of Default has occurred.  The form and substance of such collateral assignment and agreement shall be satisfactory to Administrative Agent in its good faith business judgment; provided, that the form of the collateral assignment and subordination agreement executed by Kimpton in connection with the closing of the Loan shall be deemed to be satisfactory to Administrative Agent and Lenders.  Borrower shall not enter into an agreement with any other sales agent or broker, other than the agreements with Personette & Associates currently existing, relating to the sale of Residential Units without Administrative Agent’s prior written consent, which consent will not be unreasonably withheld or delayed.

2.12         Single Purpose Entity/Separateness.  Except as disclosed to Lender in writing, Borrower (a) does not own and will not own any asset or property other than (i) the Property, and (ii) incidental personal property necessary for the financing, development, ownership, management and operation of the Property, and (b) will not engage in any business other than the development, ownership, management and operation of the Property.  Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit, any Constituent Party to, amend, modify or otherwise change the operating agreement, articles of organization or other organizational documents of Borrower (other than in a ministerial fashion) without the prior written consent of Administrative Agent, except to reflect transfers of interests in Borrower and the Constituent Parties that are permitted by the Loan Documents.  Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any Constituent Party (to the maximum extent permissible under GAAP) and, to the extent required by applicable Laws, Borrower will file its own tax returns.  Borrower shall maintain its books, records, resolutions and agreements as official records. Borrower will be, and at all times will hold itself out to the public as a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any Constituent Party), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks. Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or Constituent Party, or any Affiliate of any Constituent Party, or any other person.

2.13         1.0x DSC Performance Threshold.  Borrower covenants and agrees that on the date which is eighteen months after the date of this Agreement, the NOI for the Property will not be less than the 1.0xDSC Performance Threshold, to be verified by Administrative Agent’s NOI Confirmation Letter after receipt of Borrower’s NOI Affidavit, annualized based on the immediately preceding twelve calendar months.

2.14         Unit Sales Contract.  Borrower will not execute any Unit Sales Contract unless and until the form of Unit Sales Contract has been approved by Administrative Agent.  The Unit Sales Contract form must include the following:  (i) the Unit Purchaser thereunder may not assign the Unit Sales Contract, and may not advertise, list or otherwise market the Residential Unit for resale prior to acquisition of the Residential Unit by such Unit Purchaser, (ii) the Unit Purchaser shall deposit with Borrower or Escrow Agent an Earnest Money Deposit, all Borrower’s rights and interests in the Earnest Money Deposit shall be assigned and pledged hereunder by Borrower to Administrative Agent as additional collateral for the Loan, and (iii) upon the closing of the sale of the Residential Unit, the Unit Purchaser thereunder shall become a member of the Condominium Association and shall become subject to the terms and provisions of the Condominium Declaration, the Condominium By-laws, the articles of the Condominium Association and the rules and regulations adopted or to be adopted by the Condominium Association.  No one Unit Purchaser (individually, or in combination with any relative or affiliate of such Unit Purchaser) may acquire more than one Residential Unit without the prior written consent of Administrative Agent.

2.15         Representations and Covenants Regarding Condominium.  Borrower hereby represents, warrants and covenants with Administrative Agent that (i) the Condominium Declaration and the Condominium created thereby complies with all of the requirements of the Condominium Act and is sufficient under Texas law to permit each Unit to be sold to third parties; (ii) the Condominium Association has been formed as a non-profit corporation under the laws of the State of Texas, the board of directors appointed in accordance with the requirements of the Condominium Declaration, and all officers contemplated by the Condominium Declaration and the Condominium By-laws shall have been appointed or elected, as the case may be; (iii) Borrower shall be the sole Declarant under the Condominium Declaration and no rights or interests of the Declarant shall have been assigned or encumbered except pursuant to the Loan Documents and none will be without the prior written consent of Administrative Agent; (iv) there shall be no agreements to which Borrower is a party relating to the Condominium other than the Unit Sales Contracts, the Condominium Declaration, the bylaws of the Condominium Association, rules and regulations of the Condominium Association, the Permitted Encumbrances, and other agreements executed in the ordinary course of business of the ownership, operation and maintenance of the Condominium that have been approved by Administrative Agent; and (v) Borrower shall have delivered to Administrative Agent true and correct copies of the Condominium Declaration and Condominium By-laws.  Borrower will not amend or supplement in any material respect or consent to any material amendment or material supplement of the Condominium Declaration or the Condominium By-laws without the prior approval of Administrative Agent, which approval shall not be unreasonably withheld or delayed.  Borrower shall (i) at all times exercise its rights and powers as Declarant and as an owner of a Unit in accordance with the Condominium Declaration and the Condominium Act; and (ii) use reasonable efforts to cause the officers and directors of the Condominium Association appointed by Borrower or any principal or Affiliate of Borrower to exercise their rights and powers in accordance with the Condominium Act and consistent with their fiduciary duties to the Unit owners.

2.16         Unit Sales Contracts.  Without Administrative Agent’s prior written consent, Borrower shall not enter into any Unit Sales Contract (i) with any Affiliate of Borrower or any member of Borrower; or (ii) that is not a Qualifying Unit Sales Contract.  Borrower shall comply in all material respects with the obligations of seller under each Unit Sales Contract and shall comply with all laws and legal requirements applicable to the sale of such Residential Unit, including without limitation but only to the extent applicable, the Condominium Act, the Interstate Land Sales Act (to the extent an Unit Sales Contract is not exempt from the Interstate Land Sales Act) and applicable state and federal securities laws.  Borrower shall use commercially reasonable efforts to enforce all of seller’s rights and remedies under each Unit Sales Contract but shall not terminate or cancel or amend or supplement in any material respect any Unit Sales Contract or waive any material duty or material obligation or otherwise release a Unit Purchaser from any of the material obligations of such Unit Purchaser under the Unit Sales Contract, unless (i) Unit Purchaser is legally entitled to a release under the express terms of the Unit Sales Contract; (ii) Borrower concludes that the applicable Residential Unit can be resold for substantially the same price or more and Borrower is legally entitled to terminate the Unit Sales Contract by the express terms of the Unit Sales Contract; or (iii) Borrower shall have first obtained the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed.  Promptly after obtaining knowledge thereof, Borrower shall notify Administrative Agent in writing of any material breach by any Unit Purchaser under any Unit Sales Contract, any event or condition which would permit a Unit Purchaser to terminate or cancel his or her Unit Sales Contract, or any notice given by a Unit Purchaser with respect to the foregoing or the occurrence of a default or breach by Borrower under such Unit Sales Contract, specifying in each case the action Borrower has taken or will take to cure such default or breach.  Administrative Agent may contact any Unit Purchaser at any time to determine the status of the applicable Unit Sales Contract and any matters relating thereto.

2.17         Partial Releases of Units.  Administrative Agent shall grant partial releases of the lien of the Deed of Trust subject to and conditioned upon the satisfaction of each of the following conditions precedent:

(a)           The partial releases shall relate only to individual Residential Units and parking space(s), if any, and the undivided interest in the Common Elements applicable to the Residential Units being sold pursuant to Qualifying Unit Sales Contracts;

(b)           With respect to each Residential Unit, Borrower shall pay to Administrative Agent for the ratable benefit of all Lenders, the Release Price;

(c)           No Default shall have occurred under the Loan Documents which remains uncured after the expiration of applicable grace or notice periods (provided, however, that (i) Administrative Agent may waive this condition without waiving any of its rights and remedies under any of the Loan Documents; and (ii) Borrower shall be entitled to complete the sale of any Residential Unit in accordance with the terms of any Qualifying Unit Sales Contract entered into prior to the date of such Default so long as Borrower pays to Administrative Agent the Release Price.

(d)           Administrative Agent shall have received (i) a form of partial release, in recordable form, relating to the Residential Unit and parking space(s), if any, and the applicable undivided interest in the Common Elements, reasonably satisfactory to Administrative Agent; and (ii) a final copy of the settlement statements for each of the parties to the applicable Qualifying Unit Sales Contract, signed by the applicable party and certified as true and correct by the title company handling the closing.

(e)           Borrower shall have certified, in writing, to Administrative Agent that neither Borrower nor any Affiliate of Borrower has received any consideration in connection with the sale of the Residential Unit except as disclosed to Administrative Agent in writing.

(f)            Borrower shall have reimbursed Administrative Agent for its out-of-pocket expenses incurred in connection with the partial release.

2.18         Interstate Land Sales Act.  Borrower represents and warrants that all existing and future Unit Sales Contracts either are or will be exempt from the registration requirements of the Interstate Land Sales Act.  Borrower covenants and agrees to not enter into any Unit Sales Contract unless such contract is exempt from the registration requirements of the Interstate Land Sales Act or has been entered into in full compliance with the Interstate Land Sales Act.

2.19         Earnest Money Deposits.  Each Earnest Money Deposit will be held by Escrow Agent for the account of the applicable Unit Purchaser, and Borrower shall instruct Escrow Agent to pay to Administrative Agent all forfeited Earnest Money Deposits which are or become payable to Borrower under any Unit Sales Contract.  Administrative Agent shall apply all forfeited Earnest Money Deposits in the manner specified in the Collateral Assignment.

2.20         Assignment of Contract Rights.

(a)           Borrower hereby conveys, transfers and assigns unto Administrative Agent, its successors and assigns, all of the rights, titles, estates, interests and privileges which Borrower has or may have (collectively, the “Contract Rights”) with respect to any Unit Sales Contract regarding the sale by Borrower of a Residential Unit in the Project including, without limitation, (A) all of Borrower’s rights in and to (i) all Earnest Money Deposits; and (ii) any loan commitment, guaranty or other financial obligation made by a third party with respect to the payment of any sums owed to Borrower under such Unit Sales Contract, and (B) the right to amend and supplement the Unit Sales Contract and to waive any material obligation or duty thereunder, and the right to terminate and extend the Unit Sales Contract, provided, however, that nothing herein contained shall be construed as making Administrative Agent or its successors or assigns liable as a party under the Unit Sales Contract for any acts, omissions, representations, contracts or other obligations of Borrower which accrued prior to the date that Administrative Agent may elect, at Administrative Agent’s option, to succeed to the rights and privileges of Borrower under such Unit Sales Contract pursuant to this Assignment.

(b)           Until the occurrence and continuation of a Default hereunder, the foregoing assignment shall not affect any rights of Borrower to exercise the rights or privileges of Borrower under any Unit Sales Contract, except that Borrower shall remain subject to the restrictions set forth in this Agreement.  If at any time Borrower receives any Earnest Money Deposit in respect of any Unit Sales Contract, such Earnest Money Deposit shall be paid to the Escrow Agent to be held in accordance with the terms of the Unit Sales Contract.  All forfeited Earnest Money Deposits shall be applied by Borrower to pay operating expenses of the Project and interest as and when due under the Loan.

(c)           At any time after the occurrence and during the continuation of a Default, Administrative Agent is hereby irrevocably authorized, at Administrative Agent’s option, to exercise any or all Contract Rights under any Unit Sales Contract, but Administrative Agent shall have no obligation to elect to exercise its rights under the foregoing assignment. The exercise by Administrative Agent of any authority pursuant to the foregoing assignment, before or after the institution of any proceedings under the Loan Documents shall not cure any Default under the Loan Documents, or affect any such foreclosure or other proceedings or any sale pursuant thereto.

(d)           Borrower covenants and represents that it has, and shall at all times during which any of the Indebtedness remains outstanding, have full right and title to assign the Contract Rights and that no other assignment of any interest in Contract Rights has been or will be made.  Borrower agrees and acknowledges that Borrower’s interests in the Unit Sales Contracts cannot be further assigned, transferred or conveyed without Administrative Agent’s prior written consent.  Administrative Agent’s exercise of any rights under this Assignment shall not preclude Administrative Agent from exercising, or obligate Administrative Agent to exercise, any other right hereunder or under any other Loan Document; provided, however, the foreclosure of the Deed of Trust shall, at the option of Administrative Agent, constitute the automatic and simultaneous absolute assignment of all of the Contract Rights in respect of those Unit Sales Contracts which Administrative Agent elects to have absolutely assigned to it.  Administrative Agent may elect to have the absolute assignment exclude one or more Unit Sales Contracts (if such Unit Sales Contracts do not, in Administrative Agent’s opinion, constitute Qualifying Unit Sales Contracts) and in such event such excluded Unit Sales Contracts shall not be assigned to Administrative Agent and

Administrative Agent shall have no obligations relating thereto.  Administrative Agent shall not be under any obligation to perform any of the terms, provisions and conditions under any Unit Sales Contract on the part of the Borrower to be performed prior to the time that Administrative Agent accepts the assignment of such Unit Sales Contract.  Further, unless and until Administrative Agent accepts the assignment of such Unit Sales Contract, Administrative Agent shall not become personally liable to any Unit Purchaser, broker or any subsequent owner of the Improvements as Administrative Agent of Borrower’s interest in any Unit Sales Contract, and no assumption shall be inferred from or result from any foreclosure or other proceedings in the nature thereof or the enforcement of any remedies hereunder, under the Notes or under any other Loan Document.

(e)           Borrower hereby constitutes and appoints Administrative Agent as Borrower’s true and lawful attorney, with the full power of substitution, for it and in its name, place and stead, on behalf and for the benefit of Administrative Agent, to exercise, at the election of Administrative Agent at any time after the occurrence and during the continuation of a Default, any and all rights and remedies of Borrower under any Unit Sales Contract and from time to time to institute and prosecute in the name and at the expense of Borrower, but for the benefit of Administrative Agent, any and all proceedings at law, in equity or otherwise, that Administrative Agent reasonably deems proper in order to assert or enforce any claim, right or title, of any kind, in and to the Contract Rights hereby assigned and conveyed, or intended so to be, and to defend and compromise, at the election of Administrative Agent, any and all actions, suits or proceedings with respect to any of the Contract Rights, and generally to do all and any such action in relation thereto as Administrative Agent reasonably deems advisable; and Borrower hereby declares that the appointment hereby made and powers hereby granted are coupled with an interest and are and shall be irrevocable by Borrower in any manner or for any reason.

(f)            Borrower further agrees that it will at any time and from to time do, execute, acknowledge and deliver all and every such future acts, bills of sale, transfers, assignments, confirmations and assurances Administrative Agent may reasonably request for the better transferring, assigning, confirming and assuring unto Administrative Agent all and singular the Contract Rights hereby assigned and conveyed, or purported so to be.

ARTICLE 3– REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loan, Borrower hereby represents and warrants to Administrative Agent and Lenders that except as otherwise disclosed to Administrative Agent in writing (a) to the best of Borrower’s knowledge after reasonable inquiry and investigation, Borrower has complied with any and all Laws and regulations concerning its organization, existence and the transaction of its business, and has the right and power to own the Land, and to develop the Improvements as contemplated in this Agreement and the other Loan Documents; (b) Borrower is authorized to execute, deliver and perform all of its obligations under the Loan Documents; (c) the Loan Documents are valid and binding obligations of Borrower; (d) Borrower is not in violation of any Law, regulation or ordinance, or any order of any court or Tribunal, and no provision of the Loan Documents violates any Law applicable to Borrower, any covenants or restrictions affecting the Property, any order of any court or Tribunal or any contract or agreement binding on Borrower or the Property; (e) to the extent required by applicable Law, Borrower and Guarantor have filed all necessary tax returns and reports and have paid all taxes and governmental charges thereby shown to be owing; (f) the Land is not part of a larger tract of land owned by Borrower, is not otherwise included under any unity of title or similar covenant with other lands not encumbered by the Deed of Trust, and constitutes a separate tax lot or lots with a separate tax assessment or assessments for the Land and the Improvements, independent of those for any other lands or improvements; (g) the Land and the Improvements comply with all Laws and governmental requirements, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property; (h) the Improvements comply with all legal requirements regarding access and facilities for handicapped or disabled persons; (i) Borrower has not directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights or other similar rights, privileges or attributes with respect to the Property, including those arising under any zoning or land use ordinance or other Law or governmental requirement; (j) the Financial Statements delivered to Administrative Agent are true, correct, and complete in all material respects, and there has been no event or condition that could reasonably be expected to have a Material Adverse Effect in Borrower’s or Guarantor’s financial condition from the financial condition of Borrower or Guarantor (as the case may be) indicated in such Financial Statements; (k) all utility services necessary for the operation of the Improvements as a hotel are available in adequate capacities to service the Improvements, including electric and natural gas facilities, telephone service, water supply, storm and sanitary sewer facilities; (l) except as otherwise provided for in the Loan Documents, the Borrower has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Property; (m) the current and anticipated use of the Property complies with all applicable zoning ordinances, regulations and restrictive covenants affecting the Land without the existence of any variance, non-complying use, nonconforming use or other special exception, all use restrictions of any Tribunal having jurisdiction have been satisfied, and no violation of any Law or regulation exists with respect thereto; (n) no action or event has occurred, which could cause a mechanic’s or materialman’s lien to achieve priority over the Deed of Trust or the rights of Administrative Agent and Lenders thereunder. and (o) there is no franchise or license agreement in effect with a hotel franchisor or licensor and there is no agreement or commitment relating to any such franchise or license that will become effective or binding on Borrower or the Property after the date hereof.

ARTICLE 4 – DEFAULT AND REMEDIES

4.1           Events of Default.  The occurrence of any one of the following shall be a default under this Agreement (“Default”):

(a)           Failure to Pay Indebtedness.  (i) Any principal and/or interest on the Loan is not paid on the Maturity Date, or in the case of any of payment of principal and/or interest on the Loan is not paid when due on a date other than the Maturity Date, such payment is not made within five (5) days after the same became due, whether by acceleration or otherwise; or (ii) any other payment of the Indebtedness is not paid on or before the date specified for payment in the Loan Documents or, if no date is specified for payment in the Loan Documents such payment is due on demand, as the case may be, within ten (10) days after written notice or demand from Administrative Agent.

(b)           Nonperformance of Covenants.  Any covenant, agreement or condition herein (other than covenants to pay any of the Indebtedness) is not fully and timely performed, observed or kept, and such failure is not cured within the applicable notice or grace period (if any) provided for herein or in any other Loan Document or, if this Agreement or such Loan Document does not provide for such a notice or grace period, within thirty (30) days after written notice and demand by Administrative Agent for the performance of such covenant, agreement or condition (or if such failure cannot be cured within that original 30-day period and Borrower delivers written notice to Administrative Agent promptly within that original 30-day period of Borrower’s intention and proposed steps to cure the failure with due diligence, promptly institutes curative action within that original 30-day period and diligently pursues same, Borrower shall have such additional period of time, not exceeding sixty (60) days next following the end of the original 30-day period, as shall be necessary to effect the cure); provided, however, that there shall be no obligation of Administrative Agent to give any such notice and no right of Borrower to cure under this paragraph if the event or condition is addressed in any other paragraph of this Section 4.1 or is intentionally caused by Borrower, including but not limited to the failure of Borrower to keep the Property free and clear of consensual liens, security interests and assignments not approved in writing in advance by Administrative Agent.

(c)           Representations.  Any statement, representation or warranty in any of the Loan Documents, or in any Financial Statement or any other writing heretofore or hereafter delivered to Administrative Agent in connection with the Indebtedness or Obligations is false, fraudulent, misleading or erroneous in any material respect on the date or on the date as of which such statement, representation or warranty is made or deemed made, if such notice or grace period is not provided for, within fifteen (15) days after written notice and demand by Administrative Agent to Borrower objecting to such statement, representation or warranty not being true and correct (or if such failure cannot be cured within that original 15-day period and Borrower delivers written notice to Administrative Agent promptly within that original 15-day period of Borrower’s intention and proposed steps to cure the failure with due diligence, promptly institutes curative action within that original 15-day period and diligently pursues same, Borrower shall have such additional period of time, not exceeding forty-five (45) days next following the end of the original fifteen (15) day period, as shall be necessary to effect the cure); provided, however, that there shall be no obligation of Administrative Agent to give such notice in the case of, and no right of Borrower to cure, any fraudulent or knowingly false representation to Administrative Agent.

(d)           Injunction.  Any court of competent jurisdiction enjoins or prohibits Borrower or any of the Lenders from performing this Agreement or any of the other Loan Documents, and such injunction or order is not vacated within ninety (90) days after the granting thereof.

(e)           Hotel Operating Agreement.  A default occurs under the Hotel Operating Agreement and such default is not cured within thirty (30) days after the occurrence of such default.

(f)            Bankruptcy or Insolvency.  Borrower, Borrower’s general partner, or Guarantor:

(i)            (A) Executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (B) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or (C) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of any Debtor Relief Laws, or takes any action in furtherance thereof; or (D) seeks the appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property; or

(ii)           Suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Laws or seeking appointment of a receiver, trustee, custodian or liquidator of the Property or any part thereof or of any significant portion of its other property, and (A) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (B) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (C) in a proceeding under the Title 11 of the United States Code, the case is converted from one chapter to another, or (D) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of its filing; or

(iii)          Conceals, removes, or permits to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar Law; or suffers or permits, while insolvent, any creditor to obtain a lien (other than as described in subparagraph (iv) below) upon any of its property through legal proceedings which are not vacated and such lien discharged prior to enforcement of such lien and in any event within sixty (60) days from the date thereof; or

(iv)          Fails to have discharged within a period of thirty (30) days any attachment, sequestration, or similar writ levied upon any of its property unless such attachment, sequestration or similar writ is being contested in accordance with Section 2.10 herein; or

(v)           Fails to pay within thirty (30) days any final money judgment against it.

(g)           Transfer of the Property.  Any sale, lease, conveyance, assignment or transfer of all or any part of the Property or any interest therein, whether by operation of law or otherwise, except: (1) sales or transfers of items of the personal property in the ordinary course of business which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes, owned by Borrower, having comparable quality and utility to the replaced items when new; (2) rental of hotel guest rooms at the Property to transient guests in the ordinary course of business and the rental of meeting rooms, banquet halls and similar facilities on a non-recurring basis in the ordinary course of business at the Property; (3) Approved Leases entered into in accordance with the terms of this Agreement; or (4) transfers permitted in accordance with the terms of this Agreement or the Deed of Trust.

(h)           Transfer of Ownership of Borrower or Guarantor. The sale, pledge, encumbrance, assignment or transfer, voluntarily or involuntarily, of any interest in Borrower, Member, Guarantor or any member of any of the foregoing without the prior written consent of the Required Lenders except for the following transfers, which shall not require consent of Administrative Agent or Required Lender: (i) transfers of any of the limited partner’s interest in Guarantor so long as Harvard Property Trust, LLC continues to be the general partner of Guarantor and such general partner of Guarantor is controlled by or under common control with Behringer Harvard Holdings, LLC, a Delaware limited liability company (and “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management of the policies of a Person, whether through the ownership of stock, by contract, or otherwise, and “controlling” and “controlled” shall have meanings correlative thereto), (ii) transfers of Class B limited partnership interest in Borrower owned by Realty America Group (Westwood), LP, a Texas limited partnership, and (iii) transfers of interests in Realty America Group (Westwood), LP.

(i)            Grant of Easement, Etc.  Without the prior written consent of Administrative Agent (which consent shall be given or withheld in Administrative Agent’s good faith business judgment), Borrower grants any easement or dedication, or any restriction, or otherwise encumbers the Property, or seeks or permits any zoning reclassification or variance, unless such action is expressly permitted by the Loan Documents.

(j)            Abandonment.  Borrower abandons any or all of the Property.

(k)           Default Under Other Lien.  A default or event of default (after taking into consideration applicable notice, grace and cure periods, if any) occurs under any lien, security interest or assignment covering the Property or any part thereof (without hereby implying Administrative Agent’s consent to any such lien, security interest or assignment not created under the Loan Documents), or the holder of any such lien, security interest or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

(l)            Destruction.   Borrower fails to comply with the requirements of the Loan Documents applicable to a casualty affecting the Property and such failure is cured within the period provided for in subparagraph (b) of this Section 4.1.

(m)          Condemnation. Borrower fails to comply with the requirements of the Loan Documents applicable to eminent domain or condemnation affecting the Property and such failure is cured within the period provided for in subparagraph (b) of this Section 4.1.

(n)           Liquidation, Etc.  The liquidation, termination, dissolution, merger, consolidation or failure to maintain good standing in the State of California (or in the case of an individual, the death or legal incapacity) of Borrower or any person obligated to pay any part of the Indebtedness.

(o)           Material Adverse Effect.  The occurrence of an event that, in Administrative Agent’s reasonable opinion, has or will have a Material Adverse Effect, excluding:  (A) claims for mechanic’s or materialmen’s liens or taxes against the Property which are being contested by Borrower in accordance with the specific provisions of the Loan Documents allowing such contest,  (B) any suit or suits which are covered by insurance if the insurer has agreed to defend such claims without reservation of rights and in Administrative Agent’s opinion the coverage afforded by such insurance is sufficient to satisfy the recovery being sought, provided Borrower may deposit additional security with Administrative Agent as Administrative Agent may reasonably require to cover any deficiency in the insurance coverage, or in the alternative, such suits do not involve the Property and which seek recovery of amounts not exceeding $250,000.00 for any one such suit or in the aggregate for all such suits, which are being contested diligently and in good faith and for which adequate reserves have been established, if appropriate in accordance with generally accepted accounting principles, and (C) a material adverse change in the financial condition of Guarantor unless Guarantor is in compliance with each of its financial covenants as set forth in the

Guaranty and Guarantor so certifies to Administrative Agent within twenty (20) days after written request from Administrative Agent.  At least ten (10) days before declaring a default under this paragraph (q), Administrative Agent shall notify Borrower of its determination that an event covered by this paragraph (q) has occurred and a description in reasonable detail of the basis for its determination.

(p)           Enforceability; Priority.  Any Loan Document shall for any reason without Administrative Agent’s specific written consent cease to be in full force and effect in all material respects, or shall be declared null and void or unenforceable in whole or in any material part, or the validity or enforceability thereof, in whole or in any material part, shall be challenged or denied by any party thereto other than Administrative Agent or the Trustee under the Deed of Trust; or the liens, mortgages or security interests of Administrative Agent in any of the Property become unenforceable in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in material part, shall be challenged or denied by Borrower or any person obligated to pay any part of the Indebtedness.

(q)           Guaranty.  Guarantor shall fail to timely comply with any covenant or obligation under the Guaranty, including without limitation, the financial covenants of Guarantor and such failure shall not be cured within five (5) Business Days after the date Guarantor is required to deliver the applicable Compliance Certificate that discloses such failure to comply.

(u)           1.0xDSC Performance Threshold.  Borrower fails to comply with and maintain the 1.0xDSC Performance Threshold as required under Section 2.13 of this Agreement.

4.2           Remedies.  Upon a Default, Administrative Agent may with the consent of, and shall at the direction of the Required Lenders, without notice, exercise any and all rights and remedies afforded by this Agreement, the other Loan Documents, Law, equity or otherwise, including (a) declaring any and all Indebtedness immediately due and payable; (b) reducing any claim to judgment; or (c) obtaining appointment of a receiver (to which Borrower hereby consents) and/or judicial or nonjudicial foreclosure under the Deed of Trust. Provided however, upon a Default, Administrative Agent at its election may (but shall not be obligated to) without the consent of and shall at the direction of the Required Lenders, without notice, do any one or more of the following: (a) terminate Lenders’ Commitment to lend; (b) in its own name on behalf of the Lenders or in the name of Borrower, enter into possession of the Property; or (c) set-off and apply, to the extent thereof and to the maximum extent permitted by Law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Administrative Agent or any Lender to or for the credit or account of Borrower against any Indebtedness. Further, L/C Issuer may, with the approval of Administrative Agent on behalf of the Required Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held in a deposit account with Administrative Agent to secure amounts due from Borrower under Letters of Credit and when no Letters of Credit exist, the Loan.

Borrower hereby appoints Administrative Agent as Borrower’s attorney-in-fact, which power of attorney is irrevocable and coupled with an interest, with full power of substitution if Administrative Agent so elects, to do any of the following in Borrower’s name upon the occurrence and during the continuation of a Default: (i) endorse the name of Borrower on any checks or drafts representing proceeds of any insurance policies, or other checks or instruments payable to Borrower with respect to the Property; (ii) prosecute or defend any action or proceeding incident to the

Property, (iii) pay, settle, or compromise all bills and claims so as to clear title to the Property; and (iv) take over and use all or any part of the labor, materials, supplies and equipment contracted for, owned by, or under the control of Borrower, whether or not previously incorporated into the Improvements.  Any amounts expended by Administrative Agent itself or on behalf of Lenders to construct or complete the Improvements or in connection with the exercise of its remedies herein shall be deemed to have been advanced to Borrower hereunder as a demand obligation owing by Borrower to Administrative Agent or Lenders as applicable and shall constitute a portion of the Indebtedness, regardless of whether such amounts exceed any limits for Indebtedness otherwise set forth herein.  Neither Administrative Agent nor Lenders shall have any liability to Borrower for the sufficiency or adequacy of any such actions taken by Administrative Agent.

No delay or omission of Administrative Agent or Lenders to exercise any right, power or remedy accruing upon the happening of a Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Default or any acquiescence therein.  No delay or omission on the part of Administrative Agent or Lenders to exercise any option for acceleration of the maturity of the Indebtedness, or for foreclosure of the Deed of Trust following any Default as aforesaid, or any other option granted to Administrative Agent and Lenders hereunder in any one or more instances, or the acceptances by Administrative Agent or Lenders of any partial payment on account of the Indebtedness, shall constitute a waiver of any such Default, and each such option shall remain continuously in full force and effect.  No remedy herein conferred upon or reserved to Administrative Agent and/or Lenders is intended to be exclusive of any other remedies provided for in any Note or any of the other Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under any Note or any of the other Loan Documents, or now or hereafter existing at Law or in equity or by statute.  Every right, power and remedy given to Administrative Agent and Lenders by this Agreement, any Note or any of the other Loan Documents shall be concurrent, and may be pursued separately, successively or together against Borrower, or the Property or any part thereof, or any personal property granted as security under the Loan Documents, and every right, power and remedy given by this Agreement, any Note or any of the other Loan Documents may be exercised from time to time as often as may be deemed expedient by the Required Lenders.

Regardless of how a Lender may treat payments received from the exercise of remedies under the Loan Documents for the purpose of its own accounting, for the purpose of computing the Indebtedness, payments shall be applied as elected by Lenders.  No application of payments will cure any Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Administrative Agent and Lenders hereunder or thereunder or at Law or in equity.

ARTICLE 5– ADMINISTRATIVE AGENT

5.1           Appointment and Authorization of Administrative Agent.

(a)           Each Lender hereby irrevocably (subject to Section 5.9) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document,

Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)           L/C Issuer shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and that L/C Issuer shall have all of the benefits and immunities (i) provided to Administrative Agent in this Article with respect to any acts taken or omissions suffered by L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article and in the definition of “Agent-Related Person” included L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to L/C Issuer.

(c)           No individual Lender or group of Lenders or L/C Issuer shall have any right to amend or waive, or consent to the departure of any party from any provision of any Loan Document, or secure or enforce the obligations of Borrower or any other party pursuant to the Loan Documents, or otherwise.  All such rights, on behalf of Administrative Agent, L/C Issuer or any Lender or Lenders, shall be held and exercised solely by and at the option of Administrative Agent for the pro rata benefit of the Lenders. Such rights, however, are subject to the rights of L/C Issuer, a Lender or Lenders, as expressly set forth in this Agreement, to approve matters or direct Administrative Agent to take or refrain from taking action as set forth in this Agreement.  Except as expressly otherwise provided in this Agreement or the other Loan Documents, Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights, or taking or refraining from taking any actions which Administrative Agent is expressly entitled to exercise or take under this Agreement and the other Loan Documents, including, without limitation, (i) the determination if and to what extent matters or items subject to Administrative Agent’s satisfaction are acceptable or otherwise within its discretion, (ii) the making of Administrative Agent Advances, and (iii) the exercise of remedies pursuant to, but subject to, Article 4 or pursuant to any other Loan Document and any action so taken or not taken shall be deemed consented to by Lenders.

(d)           In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrower or Guarantor, no individual Lender or group of Lenders or L/C Issuer shall have the right, and the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be exclusively entitled and empowered on behalf of itself, L/C Issuer and the Lenders, by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and their respective agents and counsel and all other amounts due Lenders and Administrative Agent under Section 6.10 and Exhibit “J” allowed in such judicial proceeding; and

(ii)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 6.10.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of Lenders except as approved by Required Lenders or to authorize Administrative Agent to vote in respect of the claims of Lenders except as approved by Required Lenders in any such proceeding.

5.2           Delegation of Duties.  Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultant experts concerning all matters pertaining to such duties.  Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

5.3           Liability of Administrative Agent.  No Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Lenders for any recital, statement, representation or warranty made by Borrower or any subsidiary or Affiliate of Borrower, or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower, Guarantor or any of their Affiliates.

5.4           Reliance by Administrative Agent.  Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate,

affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to any party to the Loan Documents), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders if required hereunder as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or such greater number of Lenders as may be expressly required hereby in any instance, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.  In the absence of written instructions from the Required Lenders or such greater number of Lenders, as expressly required hereunder, Administrative Agent may take or not take any action, at its discretion, unless this Agreement specifically requires the consent of the Required Lenders or such greater number of Lenders.

5.5           Notice of Default.  Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless Administrative Agent shall have received written notice from a Lender, or Borrower referring to this Agreement, describing such Default that Administrative Agent determines will have a Material Adverse Effect.  Administrative Agent will notify Lenders of its receipt of any such notice.  Administrative Agent shall take such action with respect to such Default as may be requested by the Required Lenders in accordance with Article 4; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.

5.6           Credit Decision; Disclosure of Information by Administrative Agent.

(a)           Each Lender acknowledges that none of Agent-Related Persons has made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and Guarantor, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lenders as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.  Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantor, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower and Guarantor hereunder.  Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and Guarantor.

(b)           Administrative Agent upon its receipt shall provide each Lender such notices, reports and other documents expressly required to be furnished to Lenders by Administrative Agent herein.  To the extent not already available to a Lender, Administrative Agent shall also provide the Lender and/or make available for the Lender’s inspection during reasonable business hours and at the Lender’s expense, upon the Lender’s written request therefor: (i) copies of the Loan Documents; (ii) such information as is then in Administrative Agent’s possession in respect of the current status of principal and interest payments and accruals in respect of the Loan; (iii) copies of all current financial statements in respect of Borrower, or any Guarantor or other person liable for payment or performance by Borrower of any obligations under the Loan Documents, then in Administrative Agent’s possession with respect to the Loan; and (iv) other current factual information then in Administrative Agent’s possession with respect to the Loan and bearing on the continuing creditworthiness of Borrower or any Guarantor, or any of their respective Affiliates; provided that nothing contained in this Section shall impose any liability upon Administrative Agent for its failure to provide a Lender any of such Loan Documents, information, or financial statements, unless such failure constitutes willful misconduct or gross negligence on Administrative Agent’s part; and provided further that Administrative Agent shall not be obligated to provide any Lender with any information in violation of Law or any contractual restrictions on the disclosure thereof (provided such contractual restrictions shall not apply to distributing to a Lender factual and financial information expressly required to be provided herein).  Except as set forth above, Administrative Agent shall not have any duty or responsibility to provide any Lenders with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or Guarantor or any of their respective Affiliates which may come into the possession of any of Agent-Related Persons.

5.7           Indemnification of Administrative Agent.  Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it, INCLUDING THOSE IN WHOLE OR PART ARISING FROM ADMINISTRATIVE AGENT’S STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limitation of the foregoing, to the extent that Administrative Agent is not reimbursed by or on behalf of Borrower, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees) incurred by Administrative Agent as described in Section 6.10.  The undertaking in this Section shall survive the payment of all Indebtedness hereunder and the resignation or replacement of Administrative Agent.

5.8           Administrative Agent in Individual Capacity.  Administrative Agent, in its individual capacity, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any party to the Loan Documents and their respective Affiliates as though Administrative Agent were not Administrative Agent hereunder and without notice to or consent of Lenders.  Lenders acknowledge that Bank of America, N.A. is the L/C Issuer, and Borrower and Bank of America, N.A. or its Affiliate have entered or may enter into Swap Transactions.  A portion of the Loan may be funded to honor Borrower’s payment obligations under the terms of such Swap Transactions, and Lenders shall have no right to share in any portion of such payments.  Lenders acknowledge that, pursuant to such activities, Bank of America, N.A. or its Affiliates may receive information regarding any party to the Loan Documents, or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such parties or such parties’ Affiliates) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them.  With respect to its Pro Rata Share of the Loan, Bank of America, N.A. shall have the same rights and powers under this Agreement as any other Lenders and may exercise such rights and powers as though it were not Administrative Agent, L/C Issuer or party to Swap Transactions, and the terms “Lender” and “Lenders” include Bank of America, N.A. in its individual capacity.

5.9           Successor Administrative Agent.  Administrative Agent may, and at the request of the Required Lenders as a result of Administrative Agent’s gross negligence or willful misconduct in performing its duties under this Agreement shall, resign as Administrative Agent and L/C Issuer upon 30 days’ notice to Lenders ; provided any such resignation by Bank of America, N.A. shall also constitute its resignation as L/C Issuer.  If Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among Lenders a successor administrative agent for Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of a Default (which consent of the Borrower shall not be unreasonably withheld or delayed).  If no successor administrative agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with Lenders and Borrower, a successor administrative agent from among Lenders.  Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and L/C Issuer and the respective terms “Administrative Agent” and “L/C Issuer” shall mean such successor administrative agent and L/C Issuer, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letter of Credit.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article and other applicable Sections of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and L/C Issuer under this Agreement.  If no successor administrative agent has accepted appointment as Administrative Agent and L/C Issuer by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Administrative Agent and L/C Issuer hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  Notwithstanding the foregoing, however, Bank of America, N.A. may not be removed as Administrative Agent at the request of the Required Lenders unless Bank of America shall also simultaneously be replaced and fully released as “L/C Issuer” hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America, N.A.

5.10         Releases; Acquisition and Transfers of Collateral.

(a)           Lenders hereby irrevocably authorize Administrative Agent to transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of Lenders to transfer or sell, any Loan collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all Indebtedness; (ii) constituting a release, transfer or sale of any Residential Unit pursuant to Section 2.17 hereof or, alternatively, any other lien or property if Borrower will certify to Administrative Agent that the release, transfer or sale is permitted under this Agreement or the other Loan Documents (and Administrative Agent may rely conclusively on any such certificate, without further inquiry); or (iii) after foreclosure or other acquisition of title (1) for a purchase price of 90% of the value indicated in the most recent appraisal of the collateral obtained by Administrative Agent made in accordance with regulations governing Administrative Agent, less any reduction indicated in the appraisal estimated by experts in such areas; or (2) if approved by the Required Lenders.

(b)           If all or any portion of the Loan collateral is acquired by foreclosure or by deed in lieu of foreclosure, Administrative Agent shall take title to the collateral in its name or by an Affiliate of Administrative Agent, but for the benefit of all Lenders in their Pro Rata Shares on the date of the foreclosure sale or recordation of the deed in lieu of foreclosure (the “Acquisition Date”).  Administrative Agent and all Lenders hereby expressly waive and relinquish any right of partition with respect to any collateral so acquired.  After any collateral is acquired, Administrative Agent shall appoint and retain one or more Persons (individually and collectively, “Property Manager”) experienced in the management, leasing, sale and/or dispositions of similar properties.

After consulting with the Property Manager, Administrative Agent shall prepare a written plan for operation, management, improvement, maintenance, repair, sale and disposition of the Loan collateral and a budget for the aforesaid, which may include a reasonable management fee payable to Administrative Agent (the “Business Plan”).  Administrative Agent will deliver the Business Plan not later than the sixtieth (60th) day after the Acquisition Date to each Lender with a written request for approval of the Business Plan. If the Business Plan is approved by the Required Lenders, Administrative Agent and the Property Manager shall adhere to the Business Plan until a different Business Plan is approved by the Required Lenders.  Administrative Agent may propose an amendment to the Business Plan as it deems appropriate, which shall also be subject to Required Lender approval.  If the Business Plan (as may be amended) proposed by Administrative Agent is not approved by the Required Lenders, (or if sixty (60) days have elapsed following the Acquisition Date without a Business Plan being proposed by Administrative Agent), any Lender may propose an alternative Business Plan, which Administrative Agent shall submit to all Lenders for their approval. If an alternative Business Plan is approved by the Required Lenders, Administrative Agent may appoint one of the approving Lenders to implement the alternative Business Plan.  Notwithstanding any other provision of this Agreement, unless in violation of an approved Business Plan or otherwise in an emergency situation, Administrative Agent shall, subject to subsection (a) of this Section, have the right but not the obligation to take any action in connection with the collateral (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvement, maintenance, repair, sale and disposition), or any portion thereof.

(c)           Upon request by Administrative Agent or Borrower at any time, Lenders will confirm in writing Administrative Agent’s authority to sell, transfer or release any such liens of particular types or items of Loan collateral pursuant to this Section; provided, however, that (i) Administrative Agent shall not be required to execute any document necessary to evidence such release, transfer or sale on terms that, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the transfer, release or sale without recourse, representation or warranty, and (ii) such transfer, release or sale shall not in any manner discharge, affect or impair the obligations of Borrower other than those expressly being released.

(d)           If only two (2) Lenders (other than L/C Issuer) exist at the time Administrative Agent receives a purchase offer for Loan collateral for which one of the Lenders does not consent within ten (10) Business Days after notification from Administrative Agent, the consenting Lender may offer (“Purchase Offer”) to purchase all of non-consenting Lender’s right, title and interest in the collateral for a purchase price equal to non-consenting Lender’s Pro Rata Share of the net proceeds anticipated from such sale of such collateral (as reasonably determined by Administrative Agent, including the undiscounted face principal amount of any purchase money obligation not payable at closing) (“Net Proceeds”).  Within ten (10) Business Days thereafter the non-consenting Lender shall be deemed to have accepted such Purchase Offer unless the non-consenting Lender notifies Administrative Agent that it elects to purchase all of the consenting Lender’s right, title and interest in the collateral for a purchase price payable by the non-consenting Lender in an amount equal to the consenting Lender’s Pro Rata Share of the Net Proceeds.  Any amount payable hereunder by a Lender shall be due on the earlier to occur of the closing of the sale of the collateral or 90 days after the Purchase Offer, regardless of whether the collateral has been sold.

5.11         Application of Payments.  Except as otherwise provided below with respect to Defaulting Lenders, aggregate principal and interest payments, payments for Indemnified Liabilities, and/or foreclosure or sale of the collateral, and net operating income from the collateral during any period it is owned by Administrative Agent on behalf of the Lenders (“Payments”) shall be apportioned pro rata among Lenders and payments of any fees (other than fees designated for Administrative Agent’s separate account) shall, as applicable, be apportioned pro rata among Lenders.  Notwithstanding anything to the contrary in this Agreement, all Payments due and payable to Defaulting Lenders shall be due and payable to and be apportioned pro rata among Administrative Agent and Electing Lenders.  Such apportionment shall be in the proportion that the Defaulting Lender Payment Amounts paid by them bears to the total Defaulting Lender Payment Amounts of such Defaulting Lender.  Such apportionment shall be made until the Administrative Agent and Lenders have been paid in full for the Defaulting Lender Payment Amounts.  All pro rata Payments shall be remitted to Administrative Agent and all such payments not constituting payment of specific fees, and all proceeds of the Loan collateral received by Administrative Agent, shall be applied first, to pay any fees, indemnities, costs, expenses (including those in Section 5.7) and reimbursements then due to Administrative Agent from Borrower; second, to pay any fees, costs, expenses and reimbursements then due to Lenders from Borrower; third, to pay pro rata interest and late charges due in respect of the Indebtedness and Administrative Agent Advances; fourth, to pay or prepay pro rata principal of and to secure any outstanding Letters of Credit for the Indebtedness and Administrative Agent Advances; fifth, to pay any indebtedness of Borrower under Swap Transactions; and last, to Borrower, if required by law, or Lenders in Pro Rata Share percentages equal to their percentages at the termination of the Aggregate Commitments.

Notwithstanding the above, subject to Section 3 of Exhibit “J”, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Indebtedness, if any, in the order set forth above.

5.12         Benefit.  The terms and conditions of this Article are inserted for the sole benefit of Administrative Agent and Lenders (except for the provision in Section 5.9 requiring Borrower’s consent); the same (except for the provision in Section 5.9 requiring Borrower’s consent) may be waived in whole or in part, with or without terms or conditions, without prejudicing Administrative Agent’s or Lenders’ rights to later assert them in whole or in part.

5.13         Co-Agents; Lead Managers.  None of the Lenders or other persons identified on the facing page or signature pages of this Agreement as a “syndication agent”, “documentation agent”, “co-agent”, “book manager”, or “lead manager”, “arranger”, “lead arranger” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of Lenders or other persons so identified as a “syndication agent”, “documentation agent”, “co-agent” or “lead manager” shall have or be deemed to have any fiduciary relationship with any Lenders.  Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders or other persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE 6– GENERAL TERMS AND CONDITIONS

6.1           Consents; Borrower’s Indemnity.  Except where otherwise expressly provided in the Loan Documents, in any instance where the approval, consent or the exercise of Administrative Agent’s or Lenders’ judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be (a) within the sole discretion of Administrative Agent or Lenders, as applicable; (b) deemed to have been given only by a specific writing intended for the purpose given and executed by Administrative Agent or Lenders; and (c) free from any limitation or requirement of reasonableness (unless such limitation or requirement is imposed by applicable Law).  Notwithstanding any approvals or consents by Administrative Agent or Lenders, neither Administrative Agent nor any Lender has any obligation or responsibility whatsoever for the adequacy, form or content of the Budget, any appraisal, any contract, any change order, any lease, or any other matter incident to the Property.  Any inspection, appraisal or audit of the Property or the books and records of Borrower, or the procuring of documents and financial and other information, by or on behalf of Administrative Agent shall be for Administrative Agent’s and Lenders’ protection only, and shall not constitute an assumption of responsibility to Borrower or anyone else with regard to the condition, value, construction, maintenance or operation of the Property, or relieve Borrower of any of Borrower’s obligations.  Borrower has selected all surveyors, architects, engineers, contractors, materialmen and all other persons or entities furnishing services or materials to the Project.  Neither Administrative Agent nor any Lender has any duty to supervise or to inspect the Property nor any duty of care to Borrower or any other person to protect against, or inform Borrower or any other person of the existence of, negligent, faulty, inadequate or defective design.  Neither Administrative Agent nor any Indemnified Party shall be liable or responsible for, and Borrower shall indemnify each Agent-Related Person and each Indemnified Party and their respective Affiliates, directors, officers, agents, attorneys and employees

(collectively, the “Indemnitees”) from and against: (a) any Claims, arising from or with respect to (i) any defect in the Property or the Improvements, (ii) the performance or default of Borrower, Borrower’s surveyors, architects, engineers, contractors or any other person engaged by or acting for or under the direction of Borrower or its Affiliates, (iii) any failure to protect or insure the Improvements in accordance with the Loan Documents, (iv) in connection with the protection and preservation of the Loan collateral (including those with respect to property taxes, insurance premiums, completion of construction, operation, management, improvements, maintenance, repair, sale and disposition), or (v) the performance of any obligation of Borrower whatsoever; (b) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including attorney fees and costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way arising out of or with respect to (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto; (c) any and all claims, demands, actions or causes of action arising out of or relating to the use of Information (as defined in Section 6.6) or other materials made available to Administrative Agent or a Lender by Borrower or Guarantor; and (d) any and all liabilities, losses, costs or expenses (including attorney fees and costs) that any Indemnified Party suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not an Indemnified Party is a party to such claim, demand, action, cause of action or proceeding and whether it is defeated, successful or withdrawn (all the foregoing, collectively, the “Indemnified Liabilities”), INCLUDING IN WHOLE OR PART ANY LOSS ARISING OUT OF AN INDEMNIFIED PARTY’S STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of any Indemnified Party.  Upon demand by Administrative Agent, Borrower shall diligently defend any Claim which affects the Property or is made or commenced against Administrative Agent or any Lender, whether alone or together with Borrower or any other person, all at Borrower’s own cost and expense and by counsel to be approved by Administrative Agent in the exercise of its reasonable judgment.  In the alternative, at any time Administrative Agent may elect to conduct its own defense on behalf of itself or any Lender through counsel selected by Administrative Agent and at the cost and expense of Borrower.  Nothing, including any advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Administrative Agent or Lenders (except for representations of Administrative Agent and Lenders expressly made in the Loan Documents).

6.2           Miscellaneous.  This Agreement may be executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument.  The Loan Documents are for the sole benefit of Administrative Agent, Lenders and Borrower and are not for the benefit of any third party.  A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons, entities or circumstances.  Time shall be of the essence with respect to Borrower’s obligations under the Loan Documents.  This Agreement, and its validity, enforcement and interpretation, shall be governed by Texas Law (without regard to any conflict of Laws principles) and applicable United States federal Law.

6.3           Notices.

6.3.1        Modes of Delivery; Changes.  Except as otherwise provided herein, all notices, and other communications required or which any party desires to give under this Agreement or any other Loan Document shall be in writing.  Unless otherwise specifically provided in such other Loan Document, all such notices and other communications shall be deemed sufficiently given or furnished if delivered by personal delivery, by courier, by registered or certified United States mail, postage prepaid, or by facsimile (with, subject to Subsection 6.3.2 below, a confirmatory duplicate copy sent by first class United States mail), addressed to the party to whom directed or by (subject to Subsection 6.3.3 below) electronic mail address to Borrower, at the addresses set forth at the end of this Agreement or to Administrative Agent, L/C Issuer or Lenders at the addresses specified for notices on the Schedule of Lenders (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided, however, that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met.  Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt.  This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

6.3.2        Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all parties to the Loan Documents.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

6.3.3        Limited Use of Electronic Mail.  Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

6.3.4        Reliance by Administrative Agent and Lenders.  Administrative Agent and Lenders shall be entitled to rely and act upon any notices (including telephonic Loan advance notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient in good faith, varied from any confirmation thereof.  Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance in good faith by such person on each notice purportedly given by or on behalf of Borrower, INCLUDING IN WHOLE OR PART FOR AN AGENT RELATED PERSON’S OR LENDER’S STRICT LIABILITY, OR COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE, except to the extent of their gross negligence or willful misconduct.  All telephonic notices to and other communications with Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.  If a Lender does not notify or inform Administrative Agent of whether or not it consents to, or approves of or agrees to any matter of any nature whatsoever with respect to which its consent, approval or agreement is required under the express provisions of this Agreement or with respect to which its consent, approval or agreement is otherwise requested by Administrative Agent, in connection with the Loan or any matter pertaining to the Loan, within ten (10) Business Days (or such longer period as may be specified by Administrative Agent) after such consent, approval or agreement is requested by Administrative Agent, the Lender shall be deemed to have given its consent, approval or agreement, as the case may be, with respect to the matter in question.

6.4           Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, to a depository (including Administrative Agent, any Lender or its or their affiliates) for returned items or insufficient collected funds, or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

6.5           Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnified Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and Pro Rata Share of the Loan (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that:

(i)            so long as no Default has occurred and is continuing, the assigning Lender’s Commitment after the assignment must be at least $10,000,000.00, and except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and Pro Rata Share of the Loan at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund as defined in subsection (h) of this Section with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes its Pro Rata Share of the Loan outstanding) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent, shall not be less than $10,000,000 unless each of Administrative Agent and, so long as no Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to its Pro Rata Share of the Loan and the Commitment assigned;

(iii)          any assignment of a Commitment must be approved by Administrative Agent, and the L/C Issuer unless the person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv)          the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 plus the cost of any applicable endorsement to the Title Insurance or new Title Insurance.

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement arising after the Assignment Assumption becomes effective (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of this Agreement with respect to Borrower’s obligations surviving termination of this Agreement).  Upon request, Administrative

Agent shall prepare and Borrower shall execute and deliver a (a) Note in the amount so assigned (“Replacement Note”) to the assignee Lender, and (b) a replacement Note representing the remaining balance of the assigning Lender’s Commitment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)           Administrative Agent, acting solely for this purpose as an agent of Borrower, shall forward the Assignment and Assumption and the Replacement Note to the Title Company for issuance of an applicable endorsement to the Title Insurance or new Title Insurance, and shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amount of each Lender’s Pro Rata Share of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Any Lender may, without the consent of, but with prior notice to Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or its Pro Rata Share of the Loan (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) except to the extent consented to by Administrative Agent in its sole discretion with respect to each participation, any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement.

(e)           A Participant shall not be entitled to receive any greater payment under Sections 1.7, 1.8 or 1.9 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(f)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           If the consent of Borrower to an assignment or to an assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the provision to the first sentence of subsection (b) above), Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through Administrative Agent) unless such consent is expressly refused by Borrower on or before such fifth Business Day.

(h)           As used herein, the following terms have the following meanings:

(i)            “Eligible Assignee” “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other person (other than a natural person) approved by Administrative Agent and, unless a Default has occurred and is continuing,  Borrower (each such approval not to be unreasonably withheld or delayed).

(ii)           “Fund” means any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial real estate loans and similar extensions of credit in the ordinary course of its business.

(iii)          “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(i)            Notwithstanding anything to the contrary contained herein, if at any time Bank of America, N.A. assigns all of its Commitment and interest in the Loans pursuant to subsection (b) above, Bank of America, N.A. may, upon 30 days’ notice to Borrower and Lenders, resign as L/C Issuer.  In the event of any such resignation as L/C Issuer, Borrower shall be entitled to appoint from among Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America, N.A. as L/C Issuer.  If Bank of America, N.A. resigns as L/C Issuer it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require Lenders to make an advance of Base Rate Principal or fund risk participations for L/C Borrowings pursuant to Exhibit “J”).

6.6           Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any Swap Transaction or credit derivative transaction relating to obligations of the Borrower and Guarantor; (g) with the consent of the Borrower; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or

(ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or Guarantor or their Affiliates.  For the purposes of this Section, “Information” means all information received from the Borrower or Guarantor relating to the Borrower or Guarantor or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or Guarantor; provided that, in the case of information received from the Borrower or Guarantor after the date hereof, such information is clearly identified in writing at the time of delivery as confidential.  Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information. The Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the Loan and Loan Documents.

6.7           Set-off.  In addition to any rights and remedies of Administrative Agent and Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, Administrative Agent and each Lender is authorized at any time and from time to time, without prior notice to Borrower or any other party to the Loan Documents, any such notice being waived by Borrower (on its own behalf and on behalf of each party to the Loan Documents to the fullest extent permitted by Law), to set-off and apply any and all deposits, general or special, time or demand, provisional or final, any time owing by Administrative Agent or such Lender hereunder or under any other Loan Document to or for the credit or the account of Borrower against any and all Indebtedness then due and payable under the Loan Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document.  Each Lender agrees promptly to notify Borrower and Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

6.8           Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the portions of the Loan advanced by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the portions of the Loan made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such portions of the Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 6.4 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered without further interest thereon.  The Borrower agrees that any Lender so purchasing a participation from another

Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off), but subject to Section 6.7 with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

6.9           Amendments; Survival.  Administrative Agent and Lenders shall be entitled to amend (whether pursuant to a separate intercreditor agreement or otherwise) any of the terms, conditions or agreements set forth in Article 5 (except Borrower’s right to consent to certain amendments referred to in Section 5.9) or as to any other matter in the Loan Documents respecting payments to Administrative Agent or Lenders or the required number of the Lenders to approve or disapprove any matter or to take or refrain from taking any action, without the consent of Borrower or any other Person or the execution by Borrower or any other Person of any such amendment or intercreditor agreement.  Subject to the foregoing, Administrative Agent may amend or waive any provision of this Agreement or any other Loan Document, or consent to any departure by any party to the Loan Documents therefrom which amendment, waiver or consent is intended to be within Administrative Agent’s discretion or determination, or otherwise in Administrative Agent’s reasonable determination shall not have a Material Adverse Effect; provided however, otherwise no such amendment, waiver or consent shall be effective unless in writing, signed by the Required Lenders and Borrower or the applicable party to the Loan Documents, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided further however, no such amendment, waiver or consent shall:

(a)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 4.2), without the written consent of such Lender (it being understood that a waiver of a Default shall not constitute an extension or increase in any Lender’s Commitment);

(b)           postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;

(c)           reduce the principal of, or the rate of interest specified herein on, any portion of the Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that the Administrative Agent may waive any obligation of the Borrower to pay interest at the Past Due Rate and/or late charges for periods of up to thirty days, and only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Past Due Rate or late charges thereafter, or to amend the definition of “Past Due Rate” or “late charges”;

(d)           change the percentage of the combined Commitments or of the aggregate unpaid principal amount of the Loan and L/C Obligations which is required for the Lenders or any of them to take any action hereunder, without the written consent of each Lender;

(e)           change the definition of “Pro Rata Share” or “Required Lender” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(f)            amend this Section, or Section 6.8, without the written consent of each Lender;

(g)           release the liability of Borrower or any existing Guarantor without the written consent of each Lender;

(h)           permit the sale, transfer, pledge, mortgage or assignment of any Loan collateral or any direct or indirect interest in Borrower, except as expressly permitted under the Loan Documents, without the written consent of each Lender; or

(i)            transfer or release any lien on, or after foreclosure or other acquisition of title by Administrative Agent on behalf of the Lenders transfer or sell, any Loan collateral except as permitted in Section 5.10, without the written consent of each Lender.

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased without the consent of such Lender.

This Agreement shall continue in full force and effect until the Indebtedness is paid in full and all of Administrative Agent’s and Lenders’ obligations under this Agreement are terminated; and all representations and warranties and all provisions herein for indemnity of the Indemnified Parties, Administrative Agent and Lenders (and any other provisions herein specified to survive) shall survive payment in full, satisfaction or discharge of the Indebtedness, the resignation or removal of Administrative Agent or replacement of any Lender, and any release or termination of this Agreement or of any other Loan Documents.

6.10         Costs and Expenses.  Without limiting any Loan Document and to the extent not prohibited by applicable Laws, Borrower shall pay when due, shall reimburse to Administrative Agent for the benefit of itself and Lenders on demand and shall indemnify Administrative Agent and Lenders from, all out-of-pocket fees, costs, and expenses paid or incurred by Administrative Agent in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, waivers and releases requested, required, proposed or done from time to time), or in connection with the disbursement, administration or collection of the Loan or the enforcement of the obligations of Borrower or the exercise of any right or remedy of Administrative Agent, including (a) all fees and expenses of Administrative Agent’s counsel; (b) fees and charges of each inspector and engineer; (c) appraisal, re-appraisal obtained in accordance with Section 2.7 hereof, and survey costs; (d) title insurance charges and premiums; (e) title search or examination costs, including abstracts, abstractors’ certificates and uniform commercial code searches; (f) judgment and tax lien searches for Borrower and each Guarantor; (g) escrow fees; (h) fees and costs of environmental investigations, site assessments and remediations; (i) recordation taxes, documentary taxes, transfer taxes and mortgage taxes; (j) filing and recording fees; and (k) loan brokerage fees for which Borrower has specifically agreed to pay.  Borrower shall pay all costs and expenses incurred by Administrative Agent, including attorneys’ fees, if the obligations or any part thereof are sought to be collected by or through an attorney at Law, whether or not involving probate, appellate, administrative or bankruptcy proceedings.  Borrower shall pay all costs and expenses of complying with the Loan Documents, whether or not such costs and expenses are included in the Budget.  Borrower’s obligations under this Section shall survive the delivery of the Loan Documents, the making of advances, the payment in full of the Indebtedness, the release or reconveyance of any of the Loan Documents, the foreclosure of the Deed of Trust or conveyance in lieu of foreclosure, any bankruptcy or other debtor relief proceeding, and any other event whatsoever (other than an enforceable waiver of Borrower’s obligations under this Section by Administrative Agent).

6.11         Tax Forms.

(a) (i) Each Lender, and each holder of a participation interest herein, that is not a “United States person” (a “Foreign Lender”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time (“Code”) shall deliver to Administrative Agent and Borrower, prior to receipt of any payment subject to withholding (or upon accepting an assignment or receiving a participation interest herein), two duly signed completed copies of either Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to a complete exemption from withholding on all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) or Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence satisfactory to Borrower and Administrative Agent that such Foreign Lender is entitled to an exemption from or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code.  Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to Administrative Agent and Borrower such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by Borrower pursuant to the Loan Documents, (B) promptly notify Administrative Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Foreign Lenders, and as may be reasonably necessary (including the re-designation of its lending office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

(ii)           Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent and Borrower (in each case in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of United States Internal Revenue Service Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

(iii)          Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 1.11(a) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an United States Internal Revenue Service Form W-8IMY pursuant to this subsection (a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this subsection (a); provided that if such Lender shall have satisfied the requirement of this subsection (a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this subsection (a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 1.11 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

(iv)          Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which Borrower is not required to pay additional amounts under this subsection (a).

(b)           Upon the request of Administrative Agent or Borrower, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Administrative Agent and Borrower two duly signed completed copies of United States Internal Revenue Service Form W-9.  If such Lender fails to deliver such forms, then Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

(c)           If any Tribunal asserts that Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify Administrative Agent therefor, including all penalties and interest and costs and expenses (including attorney fees) of Administrative Agent. If any Tribunal asserts that Borrower did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender as a result of such Lender’s failure to timely deliver to Borrower the applicable documents contemplated in this Section 6.11, such Lender shall indemnify Borrower therefor, including all penalties and interest and costs and expenses (including attorney fees) of Borrower.   The obligation of Lenders under this subsection shall survive the removal or replacement of a Lender, the payment of all Indebtedness and the resignation or replacement of Administrative Agent.

6.12         Further Assurances.  Borrower will, upon Administrative Agent’s request, (a) promptly correct any defect, error or omission in any Loan Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts as Administrative Agent, in its good faith business judgment, deems necessary, desirable or proper to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property; (c) execute, acknowledge, deliver, procure, file or record any document or instrument Administrative Agent, in its good faith business judgment, deems necessary, desirable, or proper to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Administrative Agent, in its good faith business judgment, to comply with the requirements of any agency having jurisdiction over Administrative Agent.  In addition, at any time, and from time to time, upon request by Administrative Agent or any Lender, Borrower will, at Borrower’s expense, provide any and all further instruments, certificates and other documents as may, in the opinion of Administrative Agent or such Lender, in its good faith business judgment, be necessary or desirable in order to verify Borrower’s identity and background in a manner satisfactory to Administrative Agent or such Lender.

6.13         Inducement to Lenders.  The representations, warranties, covenant and agreements contained in this Agreement and the other Loan Documents (a) are made to induce Lenders to make the Loan and extend any other credit to or for the account of the Borrower pursuant hereto, and Administrative Agent and Lenders are relying thereon, and will continue to rely thereon, and (b) shall survive any bankruptcy proceedings involving Borrower, Guarantor or the Property, foreclosure, or conveyance in lieu of foreclosure; provided, however, clause (b) preceding shall not be construed to require Borrower to perform such covenants and agreements after bankruptcy, foreclosure or deed in lieu of foreclosure except for indemnity and payment obligations that relate to liabilities arising prior to such bankruptcy, foreclosure or deed in lieu of foreclosure and interest accruing thereon thereafter.

6.14         Forum.  Each Party to this Agreement hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court, or any United States federal court, sitting in the State specified in Section 6.2 of this Agreement and to the jurisdiction of any state court or any United States federal court, sitting in the state in which any of the Property is located, over any suit, action or proceeding arising out of or relating to this

Agreement or the Indebtedness.  Each Party to this Agreement hereby irrevocably waives, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum.  Each Party to this Agreement hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in Section 6.2 may be made by certified or registered mail, return receipt requested, directed to such party at its address for notice stated in the Loan Documents, or at a subsequent address of which Administrative Agent received actual notice from such party in accordance with the Loan Documents, and service so made shall be complete five (5) days after the same shall have been so mailed.  Nothing herein shall affect the right of Administrative Agent to serve process in any manner permitted by Law or limit the right of Administrative Agent to bring proceedings against any party in any other court or jurisdiction.

6.15         Interpretation.  References to “Dollars,” “$,” “money,” “payments” or other similar financial or monetary terms are references to lawful money of the United States of America.  References to Articles, Sections, and Exhibits are, unless specified otherwise, references to articles, sections and exhibits of this Agreement.  Words of any gender shall include each other gender.  Words in the singular shall include the plural and words in the plural shall include the singular.  References to Borrower or Guarantor shall mean, each person comprising same, jointly and severally.  References to “persons” shall include both natural persons and any legal entities, including public or governmental bodies, agencies or instrumentalities.  The words “include” and “including” shall be interpreted as if followed by the words “without limitation”.  Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents.

6.16         No Partnership, etc. The relationship between Lenders (including Administrative Agent) and Borrower is solely that of lender and borrower.  Neither Administrative Agent nor any Lender has any fiduciary or other special relationship with or duty to Borrower and none is created by the Loan Documents.  Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association, or special relationship between Borrower and Administrative Agent or any Lender or in any way make Administrative Agent or any Lender a co-principal with Borrower with reference to the Project, the Property or otherwise.  In no event shall Administrative Agent’s or Lenders’ rights and interests under the Loan Documents be construed to give Administrative Agent or any Lender the right to control, or be deemed to indicate that Administrative Agent or any Lender is in control of, the business, properties, management or operations of Borrower.

6.17         Records.  The unpaid amount of the Loan and the amount of any other credit extended by Administrative Agent or Lenders to or for the account of Borrower set forth on the books and records of Administrative Agent shall be prima facie evidence of the amount thereof owing and unpaid, but failure to record any such amount on Administrative Agent’s books and records shall not limit or affect the obligations of Borrower under the Loan Documents to make payments on the Loan when due.

6.18         Commercial Purpose.  Borrower warrants that the Loan is being made solely to acquire or carry on a business or commercial enterprise, and/or Borrower is a business or commercial organization.  Borrower further warrants that all of the proceeds of this Loan shall be used for commercial purposes and stipulates that the Loan shall be construed for all purposes as a commercial loan, and is made for other than personal, family, household or agricultural purposes.

6.19         Service of Process.  Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with the Loan by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof to 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 Attention: Gerald J. Reihsen III, the agent hereby designated and appointed by Borrower as Borrower’s agent for service of process.  Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding.  Nothing in any other Loan Document shall affect the right of Administrative Agent to serve process in any manner otherwise permitted by Law and nothing in any other Loan Document will limit the right of Administrative Agent on behalf of the Lenders otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.

6.20         USA Patriot Act Notice.  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

6.21         Entire Agreement.  The Loan Documents constitute the entire understanding and agreement between Borrower, Administrative Agent and Lenders with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Borrower, Administrative Agent and Lenders with respect to the matters addressed in the Loan Documents, as applicable.  In particular, and without limitation, the terms of any commitment letter, letter of intent or quote letter by Administrative Agent or any Lender to make the Loan are merged into the Loan Documents.  Neither Administrative Agent nor any Lender has made any commitments to extend the term of the Loan past its stated maturity date or to provide Borrower with financing except as set forth in the Loan Documents.  Except as incorporated in writing into the Loan Documents, there are not, and were not, and no persons are or were authorized by Administrative Agent or any Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

6.22         Dispute Resolution.

(a)           Arbitration.  Except to the extent expressly provided below, any Dispute shall, upon the request of any party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of AAA and the “Special Rules” set forth below.  In the event of any inconsistency, the Special Rules shall control.  The filing of a court action is not intended to constitute a waiver of the right of Borrower, Administrative Agent or any Lender, including the suing party, thereafter to require submittal of the Dispute to arbitration.  Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any Dispute in any court having jurisdiction over such action.  For the purposes of this Dispute Resolution Section only, the terms “party” and

“parties” shall include any parent corporation, subsidiary or affiliate of Administrative Agent involved in the servicing, management or administration of any obligation described in or evidenced by this Agreement, together with the officers, employees, successors and assigns of each of the foregoing.

(b)           Special Rules.

(i)            The arbitration shall be conducted in the City of Dallas, Texas.

(ii)           The arbitration shall be administered by AAA, who will appoint an arbitrator.  If AAA is unwilling or unable to administer or legally precluded from administering the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this Dispute Resolution Section, then any party to this Agreement may substitute, without the necessity of the agreement or consent of the other party or parties, another arbitration organization that has similar procedures to AAA but that will observe and enforce any and all provisions of this Dispute Resolution Section.  All Disputes shall be determined by one arbitrator; however, if the amount in controversy in a Dispute exceeds Five Million Dollars ($5,000,000), upon the request of any party, the Dispute shall be decided by three arbitrators (for purposes of this Agreement, referred to collectively as the “arbitrator”).

(iii)          All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

(iv)          The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing.  The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any.  The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration.

(v)           The arbitrator will give effect to statutes of limitation and any waivers thereof in determining the disposition of any Dispute and may dismiss one or more claims in the arbitration on the basis that such claim or claims is or are barred.  For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Dispute is the equivalent of the filing of a lawsuit.

(vi)          Any dispute concerning this Dispute Resolution Section, including any such dispute as to the validity or enforceability of this Dispute Resolution Section of or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these Special Rules or the Reservations of Rights in subsection (c) below.

(vii)         The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this Agreement.

(viii)        The arbitration will take place on an individual basis without reference to, resort to, or consideration of any form of class or class action.

(c)           Reservations of Rights.  Nothing in this Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this Agreement or any other Loan Document, or (ii) apply to or limit the right of Administrative Agent or any Lender (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this Agreement in a third-party proceeding in any action brought against Administrative Agent or any Lender in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts).  Subject to the terms of this Agreement, Administrative Agent and any Lender may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the Dispute occasioning resort to such remedies.  No provision in the Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any Loan Document for arbitration of any Dispute.

(d)           Conflicting Provisions for Dispute Resolution.  If there is any conflict between the terms, conditions and provisions of this Section and those of any other provision or agreement for arbitration or dispute resolution, the terms, conditions and provisions of this Section shall prevail as to any Dispute arising out of or relating to (i) this Agreement, (ii) any other Loan Document, (iii) any related agreements or instruments, or (iv) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).  In any other situation, if the resolution of a given Dispute is specifically governed by another provision or agreement for arbitration or dispute resolution, the other provision or agreement shall prevail with respect to said Dispute.

(e)           Jury Trial Waiver in Arbitration.  By agreeing to this Section, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Dispute.

6.23         WAIVER OF JURY TRIAL.  WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO ARBITRATE ANY “DISPUTE” (FOR PURPOSES OF THIS SECTION, AS DEFINED ABOVE) AS SET FORTH IN THIS AGREEMENT, TO THE EXTENT ANY “DISPUTE” IS NOT SUBMITTED TO ARBITRATION OR IS DEEMED BY THE ARBITRATOR OR BY ANY COURT WITH JURISDICTION TO BE NOT ARBITRABLE OR NOT REQUIRED TO BE ARBITRATED, THE PARTIES HERETO WAIVE TRIAL BY JURY IN RESPECT OF ANY SUCH “DISPUTE” AND ANY ACTION ON SUCH “DISPUTE.”  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES HERETO, AND THE PARTIES HERETO HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY ACTING

BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR ANY LENDER TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.  THE PARTIES HERETO ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL.  EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXECUTED and DELIVERED as of September     , 2007.

BORROWER:

BEHRINGER HARVARD MOCKINGBIRD COMMONS, LLC, a Delaware limited liability company

By:	BEHRINGER HARVARD MOCKINGBIRD COMMONS GP, LLC, a Texas limited liability company, its Manager

By:
Gerald J. Reihsen, III
Executive Vice President – Corporate
Development & Legal and Secretary

Borrower’s Address for Notices:

Behringer Harvard Mockingbird Commons, LLC

15601 Dallas Parkway, Suite 600

Addison, Texas 75001

Telephone: (214) 655-1600

Telecopier: (214)655-1610

Electronic Mail:

SIGNATURE PAGE

BANK OF AMERICA, N.A., individually as
Administrative Agent and L/C Issuer

By:
Name: Jamison L. Fox
Title: Vice President

EXHIBIT “A”

LEGAL DESCRIPTION OF LAND

BEING:

(i) certain condominium units of M CENTRAL MASTER CONDOMINIUM, as described in that certain MASTER CONDOMINIUM DECLARATION FOR M CENTRAL MASTER CONDOMINIUM, filed September 16, 2005, recorded in Volume 2005182, Page 00111, Condominium Records of Dallas County, Texas (the “Master Condominium Declaration”), and being the following Units: the Hotel Unit, the Retail Unit, the Hotel Room Units and certain Sub-Units described in (ii) below, and which are more particularly described in the Map (as defined in the Master Condominium Declaration), together with all General Common Elements and Limited Common Elements (as defined in the Master Condominium Declaration) appurtenant thereto and all other rights, title and interest appurtenant thereto under the Master Condominium Declaration,

TOGETHER WITH

(ii) certain condominium units of M CENTRAL RESIDENCES, A CONDOMINIUM, as described in that certain RESIDENTIAL CONDOMINIUM DECLARATION FOR M CENTRAL RESIDENCES, A CONDOMINIUM (the “Residential Condominium Declaration”), filed September 16, 2005, recorded in Volume 2005182, Page 00204, Condominium Records of Dallas County, Texas, which is a Sub-Unit Declaration and creates a Sub-Unit Condominium, and being the following Residences designated in Exhibit C to the Residential Condominium Declaration: Loft 201, Loft 205, Loft 304 and the Penthouse in Hotel Tower, and which are more particularly described in the Residential Map (as defined in the Residential Condominium Declaration), together with all Residential Common Elements (as defined in the Residential Condominium Declaration) appurtenant thereto and all other rights, title and interest appurtenant thereto under the Residential Condominium Declaration.

1

EXHIBIT “B”

DEFINITIONS AND FINANCIAL STATEMENTS

1.             DEFINITIONS:

As used in this Agreement and the attached exhibits, the following terms shall have the following meanings:

“1.0xDSC Performance Threshold” means, for any required period, 100% of the Target Monthly Amortization for the Loan for such period.

“1.40xDSC Performance Threshold” means, for any required period, 140% of the Target Monthly Amortization for the Loan for such period.

“Adjusted Expenses” means, for any period, the actual cash operating expenses of the Property (excluding non-cash expenses such as (without limitation) depreciation and expenses paid from reserves) calculated for each calendar month during such period, but excluding payments of principal or interest on the Loan; and adjusted to include appropriate monthly accruals for (a) a management fee of at least three percent (3%) per annum, (b) periodic expenses such as property taxes, insurance and franchise fees, and (c) during the first Extension Period, a reserve equal to three percent (3%) of Revenues and during the second Extension Period, a reserve equal to four percent (4%) of Revenues, in each case, per annum) for repairs and replacements.

“Adjusted LIBOR Rate” means the quotient obtained by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the LIBOR Reserve Percentage, where,

“London Interbank Offered Rate” means, with respect to any applicable Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Administrative Agent in its good faith business judgment from time to time) at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the Interest Period, for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the rate for that Interest Period will be determined by such alternate method as reasonably selected by Administrative Agent; and

“LIBOR Reserve Percentage” means, with respect to any applicable Interest Period, for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including basic, supplemental, emergency, special and marginal reserves) generally applicable to financial institutions regulated by the Federal Reserve Board whether or not applicable to any Lender, in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Principal is determined), whether or not any Lender has any Eurocurrency liabilities.  The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the LIBOR Reserve Percentage.

1

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Advances” has the meaning set forth in Section 1.14 of this Agreement.

“Administrative Agent’s NOI Confirmation Letter” means a letter from Administrative Agent to Borrower confirming that the required NOI performance levels have been obtained.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on the Schedule of Lenders, or such other address or account as Administrative Agent hereafter may from time to time notify Borrower and Lenders.

“Administrative Agent’s Time” means the time of day observed in the city where Administrative Agent’s office is located.

“Affiliate” means any person directly or indirectly through one or more intermediaries controlling, controlled by, or under direct or indirect common control with, such person.  A person shall be deemed to be “controlled by” any other person if such other person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or the equivalent; or (b) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

“Agent-Related Persons” means Administrative Agent, together with its Affiliates (including Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such persons and Affiliates.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement, and includes all exhibits attached hereto and referenced in Section 1.1.

“Approved Lease” means any Lease (other than a ground lease) covering Retail Space which has either been approved in writing by Administrative Agent, or satisfies each of the following conditions: (a) such Lease is evidenced by a fully executed lease in the form of the Approved Lease Form, and with no material changes which have not been approved in writing by Lender; (b) such Lease is for a term of at least five years (and any term of greater than five years shall provide for an adjustment in base rent to a market rate of rent at least once in every additional five year period); (c) the annual fixed rent payable under such Lease shall meet or exceed $40.00 per square foot; (d) the net rentable area covered by such Lease does not exceed 2,500 square feet; (e) the total amount payable by Borrower for Tenant Improvements shall not exceed $20.00 per square foot and the Leasing Commissions shall not exceed 6% of the annual base rent during the initial term of the Lease; and (f) such Lease does not require Borrower to obtain a Subordination, Non-Disturbance and Attornment Agreement from Administrative Agent as a condition to tenant’s obligations thereunder or otherwise.  A ground lease will not become an Approved Lease unless such ground lease is approved in writing by Administrative Agent.  The Existing Leases shall be deemed to be Approved Leases.

2

“Approved Lease Form” means the form of lease approved in writing by Administrative Agent.

“Arranger” means Banc of America Securities LLC, in its capacity as sole arranger and sole book manager.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit “K”.

“Assignment of Rents, Leases and Receivables” means the Assignment of Rents, Leases and Receivables dated of even date herewith encumbering the Property and collaterally assigning to Administrative Agent for the benefit of Lenders a first priority collateral assignment and security interest in all rents, room revenues and other income and receivables from the Property.

“Base Rate” means, on any day, a simple rate per annum equal to the Prime Rate for that day.  Without notice to Borrower or anyone else, the Base Rate shall automatically fluctuate upward and downward as and in the amount by which the Prime Rate fluctuates.

“Base Rate Principal” means, at any time, the Principal Debt minus the portion, if any, of such Principal Debt which is LIBOR Rate Principal and Letters of Credit which have not been drawn.

“BBA LIBOR Daily Rate” shall mean a fluctuating rate of interest per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Administrative Agent from time to time) as determined for each Business Day at approximately 11:00 a.m. London time two (2) LIBOR Business Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Administrative Agent’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  If such rate is not available at such time for any reason, then the rate will be determined by such alternate method as reasonably selected by Administrative Agent.

“Borrower” has the meaning set forth in the introductory paragraph of this Agreement.

“Borrower’s NOI Affidavit” means an affidavit signed by a duly authorized officer of Borrower stating that the NOI performance levels required under this Agreement and/or the Guaranty have been obtained, along with such documents and information as Administrative Agent may reasonably require to substantiate the NOI performance levels reflected therein.

“Budget” means the budget and cost itemization for the Project attached as Exhibit “D”.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located.

“Cash Collateralize” has the meaning set forth in Section 7 of Exhibit “J”.

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“Claims” means any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories incurred in good faith), of any and every kind of character, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable.

“Closing Checklist” means that certain Closing Requirements and Checklist setting forth the conditions for closing the Loan and recording the Deed of Trust.

“Collateral Assignment” means that certain Collateral Assignment and Subordination of Hotel Operating Agreement dated of even date herewith executed by and among Administrative Agent, Borrower and Kimpton.

“Commitment” means, as to each Lender, its obligation (a) to advance its Pro Rata Share of the Loan and (b) purchase participations in L/C Obligations in an aggregate principal amount not exceeding the amount set forth opposite such Lender’s name on the Schedule of Lenders at any one time outstanding, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

“Common Elements” means all of the Condominium other than the Units which is designated in the Condominium Declaration for the use and benefit of the owners of one or more of Units in the Condominium.

“Condominium” shall have the meaning given such term in the Condominium Declaration.

“Condominium Act” means the Texas Uniform Condominium Act (Texas Property Code, Chapter 82 et seq.), as amended from time to time.

“Condominium Association” means collectively, the Condominium Association Master and the Condominium Association Residential.

“Condominium Association Master” means M Central Master Condominium Association, Inc., a Texas non-profit corporation,  created to serve as the condominium owner’s association pursuant to the requirements of the Condominium Act.

“Condominium Association Residential” means M Central Residences Condominium Association, Inc., a Texas non-profit corporation, created to serve as the condominium owner’s association pursuant to the requirements of the Condominium Act.

“Condominium By-laws” means the By-laws which shall govern the Condominium Association, created pursuant to the Condominium Act.

“Condominium Declaration” means collectively, the Condominium Declaration Master and the Condominium Declaration Residential.

“Condominium Declaration Master” means the Master Condominium Declaration for M Central Master Condominium executed by Borrower as “Declarant” and recorded September 16, 2005, in Volume 2005182, Page 00111, Condominium Records of Dallas County, Texas.

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“Condominium Declaration Residential” means the Residential Condominium Declaration For M Central Residences, A Condominium executed by Borrower as “Declarant” and recorded September 16, 2005, in Volume 2005182, Page 00204, Condominium Records of Dallas County, Texas

“Declarant” means the Borrower in its capacity as Declarant under the Condominium Declaration.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deed of Trust” means the Deed of Trust, Security Agreement, Fixture Filing and Financing Statement dated of even date with this Agreement, granted by the Borrower to PRLAP, Inc. as Trustee, for Administrative Agent and Lender’s benefit, encumbering Borrower’s fee estate in the Land and the Improvements, securing repayment of the Indebtedness and Borrower’s performance of its other obligations to Administrative Agent and Lenders under the Loan Documents, as amended, modified, supplemented, restated and replaced from time to time.

“Deemed Principal Balance” means, on any date, the Aggregate Commitments less (a) any principal payments made on the Loan prior to such date, and (b) the amount of any reduction in the Aggregate Commitments agreed to in writing by Borrower and Administrative Agent.

“Default” has the meaning set forth in Section 4.1 of this Agreement.

“Defaulting Lender” means a Lender that fails to pay its Pro Rata Share of a Payment Amount within five (5) Business Days after notice from Administrative Agent, until such Lender cures such failure as permitted in this Agreement.

“Defaulting Lender Amount” means the Defaulting Lender’s Pro Rata Share of a Payment Amount.

“Defaulting Lender Payment Amounts” means a Defaulting Lender Amount plus interest from the date such Defaulting Lender Amount was funded by Administrative Agent and/or an Electing Lender, as applicable, to the date such amount is repaid to Administrative Agent and/or such Electing Lender, as applicable, at the rate per annum applicable to such Defaulting Lender Amount under the Loan or otherwise at the Base Rate.

“Dispute” means any controversy, claim or dispute between or among the parties to this Agreement, including any such controversy, claim or dispute arising out of or relating to (a) this Agreement, (b) any other Loan Document, (c) any related agreements or instruments, or (d) the transaction contemplated herein or therein (including any claim based on or arising from an alleged personal injury or business tort).

“Draw Request” has the meaning set forth in Section 1 of Exhibit “F”.

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“Earnest Money Deposit” shall mean the earnest money deposit made by a Unit Purchaser, to be held by Escrow Agent pursuant to a Unit Sales Contract.

“Eligible Assignee” has the meaning set forth in Section 6.5.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement dated of even date herewith and executed by and among Borrower, Guarantor and Administrative Agent.

“Escrow Agent” shall mean, whether one or more, each escrow agent appointed under, or acting pursuant to, a Unit Sales Contract as the closing or settlement agent in connection with the escrow of Earnest Money Deposit and the closing of the sale of any Unit.

“Existing Leases” means, collectively, the existing Leases between Borrower and the following Tenants: Chet N. Inc., a Texas corporation d/b/a Lakeside Cleaners, Exhale Enterprises VIII, Inc., a Delaware corporation d/b/a Exhale Mindbody Spa, Realty America Hospitality, LP, a Texas limited partnership d/b/a Trader Vic’s, Brooke Berman Gallery, LLC, a Texas limited liability company d/b/a Brooke Berman Gallery, and Brut, LLC, a Texas limited liability company.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards to the next higher 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

“FF&E” means furniture, furnishings; hotel, restaurant and bar equipment and recreational facilities, fixtures and other items of personalty related to the hotel constituting a part of the Improvements having a useful life of more than three years.

“Financial Statements” means (i) for each reporting party other than an individual, a balance sheet, income statement, statements of cash flow and amounts and sources of contingent liabilities, a reconciliation of changes in equity and liquidity verification, and unless Administrative Agent otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity, each prepared in accordance with GAAP; and (ii) for each reporting party who is an individual, a balance sheet, statements of amount and sources of contingent liabilities, sources and uses of cash and liquidity verification and, unless Administrative Agent otherwise consents, Financial Statements for each entity owned or jointly owned by the reporting party, each prepared in accordance with GAAP.  For purposes of this definition and any covenant requiring the delivery of Financial Statements, each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period”.

“Funding Date” means the date on which an advance of Loan proceeds shall occur.

“GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

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Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

“Guarantor” means Behringer Harvard Short-Term Opportunity Fund I, LP.

“Guaranty” means the Guaranty Agreement from Guarantor to Administrative Agent on behalf of Lenders with regard to certain of Borrower’s obligations under the Loan Documents.

“Improvements” means (i) a 198 room hotel containing approximately 143,110 square feet of space and all ancillary space and services and commonly referred to as the Hotel Palomar, located in the Hotel Tower and being or being within the Hotel Unit, (ii) seventeen (17) hotel rooms containing approximately 6,105 total square feet of space, and being or being within the Hotel Room Units, (iii) three (3) loft residence condominiums (“Lofts”) containing located above portions of the Retail Unit, and being within the Residential Unit, (iv) one (1) penthouse residence condominium (“Penthouse”) containing approximately 5,400 total square feet of space located in the Hotel Tower, and being within the Residential Unit, and (v) approximately 26,000 square feet of rentable multi-tenant retail space leased or to be leased to tenants providing retail goods and services to the public, and being in the Retail Unit; and all on-site and off-site improvements on the Land, together with all necessary furniture, fixtures and equipments, and appurtenances now or later to be located on the Land and/or in such improvements.  Any initially capitalized term used herein and not otherwise defined in the Loan Agreement shall have the meaning as ascribed in the Condominium Declaration.

“Indebtedness” means any and all indebtedness to Administrative Agent, L/C Issuer or Lenders evidenced, governed or secured by, or arising under, any of the Loan Documents, including the Loan, all Letters of Credit and any Swap Transaction.

“Indemnified Liabilities” has the meaning set forth in Section 6.1.

“Indemnified Parties” means (i) Administrative Agent on behalf of itself and the Lenders, and each Lender; (ii) the Trustee(s) under the Deed of Trust (the “Trustee”); (ii) any persons or entities owned or controlled by, owning or controlling, or under common control or affiliated with Lender and/or Trustee; (iii) any participants in the Loan; (iv) the directors, officers, partners, employees and agents of Administrative Agent or any Lender and/or Trustee, and/or such persons or entities; and (v) the heirs, personal representatives, successors and assigns of each of the foregoing persons or entities.

“Interest Period” means with respect to any LIBOR Rate Principal, the period commencing on the date such LIBOR Rate Principal is disbursed or on the date on which the Principal Debt or any portion thereof is converted into or continued as such LIBOR Rate Principal, and ending on the date one (1), two (2), or three (3) months thereafter, as elected by Borrower in the applicable Rate Election Notice; provided that:

(i)            Each Interest Period must commence on a LIBOR Business Day;

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(ii)           In the case of the continuation of LIBOR Rate Principal, the Interest Period applicable after the continuation of such LIBOR Rate Principal shall commence on the last day of the preceding Interest Period;

(iii)          The last day for each Interest Period and the actual number of days during the Interest Period shall be determined by Administrative Agent using the practices of the London interbank eurodollar market; and

(iv)          No Interest Period shall extend beyond the Maturity Date, and any Interest Period which begins before the Maturity Date and would otherwise end after the Maturity Date shall instead end on the Maturity Date.

“Kimpton” means Kimpton Hotel & Restaurant Group, LLC, a Delaware limited liability company.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Loan advance.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Bank of America, N.A. in its capacity as issuer of Letters of Credit hereunder or any successor issuer of Letter of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all L/C Borrowings.

“Land” means the real property described in Exhibit “A”.

“Laws” means all constitutions, treaties, statutes, laws, ordinances, regulations, rules, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

“Leases” means all present and future ground leases, space leases, subleases or other agreements or arrangements, whether written or oral, and all agreements for the use or occupancy of any portion of the Property, together with any and all extensions or renewals of said leases and agreements and any and all future leases or agreements upon or covering the use or occupancy of all or a part of the Property.

“Leasing Commissions” means leasing commissions, fees or similar compensation payable by Borrower in connection with Approved Leases that either (i) have been approved in writing by Administrative Agent, or (ii) are included in the applicable line item of the Budget; provided, however, advances of proceeds of the Loan for Leasing Commissions shall be subject to the satisfaction of the requirements of Exhibit “F” hereof.

“Lender” means each lender from time to time party to this Agreement and L/C Issuer.

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“Lending Office” means, as to any Lender, the office or offices of such Lender described as such on the Schedule of Lenders, or such other office or offices as such Lender may from time to time notify Borrower and Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form provided by and approved by Administrative Agent.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to $5,000,000.00.  The Letter of Credit Sublimit is part of, and not in addition to, the combined Commitments.

“LIBOR Business Day” means a Business Day which is also a London Banking Day.

“LIBOR Margin” means one and seventy five one-hundreths percent (1.75%) per annum.

“LIBOR Rate” means for any applicable Interest Period for any LIBOR Rate Principal, a simple rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate.

“LIBOR Rate Election” means an election by Borrower of an applicable LIBOR Rate in accordance with this Agreement.

“LIBOR Rate Principal”  means any portion of the Principal Debt which bears interest at an applicable LIBOR Rate at the time in question.

“Loan” means the loan and Letters of Credit by Lenders to Borrower, in the maximum amount of $42,000,000.00.

“Loan Documents” means this Agreement (including all exhibits), the Deed of Trust, any Note, any guaranty, financing statements, Assignment of Rents, Leases and Receivables, the Environmental Indemnity, the Collateral Assignment, the Budget, each Draw Request, any and all documents, instruments or agreements executed and delivered to evidence, secure or in connection with all Letters of Credit, each Master Agreement executed in connection with any Swap Transaction, and such other documents evidencing, securing or pertaining to the Loan or any Swap Transaction as shall, from time to time, be executed and/or delivered by Borrower, Guarantor, or any other party to Administrative Agent or any Lender pursuant to this Agreement or any Master Agreement, as they may be amended, modified, restated, replaced and supplemented from time to time.

“London Banking Day” means a day on which dealings in dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Master Agreement” is defined in the Deed of Trust.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the Project, or the operations, business, properties, liabilities (actual or contingent),

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condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; or (b) the business or financial ability of Borrower or Guarantor to fulfill any material obligation under the Loan Documents is materially impaired; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any party to the Loan Documents of any Loan Document to which it is a party.

“Maturity Date” means September       2010, as it may be earlier terminated or extended in accordance with the terms hereof.

“Net Sales Proceeds” means, for each Residential Unit, the stated, gross purchase price for such Residential Unit set forth in the applicable Qualifying Unit Sale Contract, less closing costs payable by Borrower under the terms of such Qualifying Unit Sale Contract, including all usual and customary brokerage or sales commissions for such Residential Unit, up to a maximum amount of not to exceed 6% of such stated, gross purchase price for such Residential Unit.

“NOI” means, for any period, the amount, if any, by which the Revenues for such period exceeds the Adjusted Expenses for such period.

“Note[s]” means the Deed of Trust Notes executed by Borrower and payable to the order of each Lender in the amount of each Lender’s Commitment and collectively in the maximum principal amount of the Loan, substantially in the form of Exhibit “L”, as amended, modified, replaced, restated, extended or renewed from time to time.

“Obligations” means all liabilities, obligations, covenants and duties of, any party to a Loan Document arising under or otherwise with respect to any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrues after the commencement by or against any party to a Loan Document or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceedings.

“On” or “on”, when used with respect to the Property or any property adjacent to the Property, means “on, in, under, above or about”.

“Payment Amount” means an advance of the Loan, an unreimbursed Administrative Agent Advance, an unreimbursed Indemnified Liability, a reimbursement to L/C Issuer for an unreimbursed drawing under a Letter of Credit, or any other amount that a Lender is required to fund under this Agreement.

“Potential Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become a Default.

“Pre-Qualification Letter” means a letter from a reputable financial institution confirming that a Unit Purchaser has “pre-qualified” for a mortgage loan in an amount sufficient to cover the purchase price for the applicable Residential Unit (after taking into account any Earnest Money Deposit received from such Unit Purchaser).

“Prime Rate” means, on any day, the rate of interest per annum then most recently established by Administrative Agent as its “prime rate,” it being understood and agreed that such

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rate is set by Administrative Agent as a general reference rate of interest, taking into account such factors as Administrative Agent may deem appropriate, that it is not necessarily the lowest or best rate actually charged to any customer or a favored rate, that it may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate.  If Administrative Agent (including any subsequent Administrative Agent) ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

“Principal Debt” means the aggregate unpaid principal balance of this Loan at the time in question.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction expressed as a percentage,  the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time or, if the Aggregate Commitments have been terminated, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the total outstanding amount of all Indebtedness held by such Lender at such time (taking into account funded participations in L/C Obligations) and the denominator of which is the total outstanding amount of all Indebtedness at such time.  The initial Pro Rata Share of each Lender named on the signature pages hereto is set forth opposite the name of that Lender on the Schedule of Lenders.

“Project” means the Improvements, the leasing and operation of the Improvements and the sale and operations of the Units in the Improvements.

“Property” means the Land, the Improvements and all other property constituting the “Mortgaged Property,” as described in the Deed of Trust, or subject to a right, lien or security interest to secure the Loan pursuant to any other Loan Document, provided however, the term Property shall not include those Residential Units sold by Borrower to Unit Purchasers with respect to which Administrative Agent has released the lien of the Deed of Trust.

“Qualified Unit Purchaser” means any Unit Purchaser for whom (i) Administrative Agent has received such financial information as Administrative Agent may require regarding such person or entity to evidence that such person or entity has the financial capacity and creditworthiness to purchase the Residential Unit covered by the applicable Unit Sales Contract and to pay the purchase price thereunder; or (ii) Administrative Agent has received a copy of a Pre-Qualification Letter.

“Qualifying Unit Sales Contract” means each Unit Sales Contract entered into by Borrower and a Qualified Unit Purchaser on the Approved Unit Sales Contract Form with no material changes, which provides for the payment at closing in cash of a purchase price sufficient in amount so that the Net Sales Proceeds will be equal to at least the Release Price, and which requires the Qualified Unit Purchaser to deposit into escrow, at the time of execution of such Unit Sale Contract, an Earnest Money Deposit equal to at least three percent (3%) of the purchase price.

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“Release Date” means the earlier of the following two dates: (i) the date on which the indebtedness and obligations secured by the Deed of Trust have been paid and performed in full and the Deed of Trust has been released; or (ii) the date on which the lien of the Deed of Trust is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective and possession of the Property has been given to and accepted by the purchaser or grantee free of occupancy and claims to occupancy by Borrower and their heirs, devisees, representatives, successors and assigns; provided that, if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is validly released, dismissed with prejudice or otherwise barred by law from further assertion.

“Release Price” shall mean with respect to each Residential Unit, an amount, in cash, equal to 100% of the Net Sales Proceeds payable to Borrower pursuant to the Qualifying Unit Sales Contract; provided, however, that the Net Sales Proceeds shall not be less than the greater of (i) 94% of the stated gross purchase price of such Residential Unit as set forth in the Qualifying Unit Sales Contract , or (ii) the minimum release price for such Residential Unit set forth below:

Residential Unit	Minimum Release Price
Unit/Loft 205	$305,500
Unit/Loft 201	$497,260
Unit/Loft 304	$446,500
Penthouse (Unit/Loft 900)	$2,632,000

“Residential Units” shall mean those certain Units created by the Condominium Declaration Residential and being the following Residences designated in Exhibit C to the Condominium Declaration Residential:  Loft 201, Loft 205, Loft 304 and the Penthouse in the Hotel Tower, which are more particularly described in the Residential Map (as defined in the Condominium Declaration Residential), referred to herein individually as a “Residential Unit”.

“Required Lenders” means as of any date of determination at least two Lenders having at least 66-2/3% of the Aggregate Commitments or, if the Aggregate Commitments have been terminated, at least two Lenders holding in the aggregate at least 66-2/3% of the total outstanding amount of all Indebtedness (taking into account funded participations in L/C Obligations); provided that the Commitment of, and the portion of the total outstanding amount of all Indebtedness (taking into account funded participations in L/C Obligations) held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Retail Space” means the retail space within the Retail Unit.

“Revenues” means all recurring income, rents, room rates, issues, profits and revenues from the operation of the Property, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, concession fees and rentals arising from or relating to the Property.

“Schedule of Lenders” means the schedule of Lenders party to this Agreement as set forth on Exhibit “M”, as it may be modified from time to time in accordance with this Agreement.

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“Subsidiary” means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries.

“Survey” means a survey prepared in accordance with Exhibit “G” or as otherwise approved by Administrative Agent in its good faith business judgment.

“Swap Transaction” has the meaning set forth in the Deed of Trust.

“Target Monthly Amortization” as used in this Agreement means, for any period, the hypothetical monthly payment of principal and interest which would be required for each month during such period if the Deemed Principal Balance was amortized in level payments of principal and interest over a thirty (30) year period at an interest rate per annum equal to the greater of (i) 6.5% per annum, or (ii) 1.75% plus the Treasury Rate.

“Tenant” means any tenant or lessee of the any retail Space under an Approved Lease.

“Tenant Improvements” means tenant improvements required to be constructed or paid for by Borrower by an Approved Lease.

“Title Company” means LandAmerica Partners Title Company as agent for Lawyers Title Insurance Company.

“Title Insurance” means the loan policy or policies of title insurance issued to Administrative Agent for the benefit of Lenders by the Title Company, in an amount equal to the maximum principal amount of the Loan, insuring the validity and priority of the Deed of Trust encumbering the Land and Improvements for the benefit of Administrative Agent and Lenders.

“Treasury Rate” means the rate of interest per annum on U.S. Treasury Notes having a maturity of ten years as shown in the 10-year listing in the “this week” column under the heading “Treasury Constant Maturities,” of the FEDERAL RESERVE statistical release FORM H-15 which, as of the date that is 10 days prior to the end of the applicable period, has been most recently published (or, if for any reason that published rate is not available, another rate determined by Administrative Agent to be comparable, in its discretion reasonably exercised, shall be used for this purpose).

“Tribunal” means any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

“Unit” means the following condominium units created by the Condominium Declaration and owned by Borrower as of the date of this Agreement: Hotel Unit, Retail Unit, Hotel Room Units and the Residential Units.

“Unit Purchaser” means a purchaser of a Residential Unit pursuant to a Unit Sales Contract.

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“Unit Sales Contract” means a contract for purchase and sale of a Residential Unit by and between Borrower and a Unit Purchaser.

2.             FINANCIAL STATEMENTS:

Borrower shall provide or cause to be provided to Administrative Agent with a copy for each Lender all of the following:

(a)           Audited Financial Statements of Borrower, for each fiscal year of Borrower, as soon as reasonably practicable and in any event within one hundred twenty (120) days after the close of each fiscal year.

(b)           For each calendar month (and for the fiscal year through the end of that month) a statement of all income and expenses in connection with the Property, certified in writing as true and correct by an authorized representative of Borrower satisfactory to Administrative Agent, within forty-five (45) days after the end of such calendar month.  Items provided under this paragraph shall be in form and detail satisfactory to Administrative Agent.

(c)           For the two calendar months prior to the original Maturity Date, a Borrower’s NOI Affidavit setting forth the NOI for the Property immediately preceding 6 calendar months, within twenty-one days after the end of each of the two preceding calendar months.

(d)           If the original Maturity Date is extended, then for the two calendar months prior to the first extended Maturity Date, a Borrower’s NOI Affidavit setting forth the NOI for the Property immediately preceding 12 calendar months, within twenty-one days after the end of each the two preceding calendar months.

(e)           The Financial Statements and Compliance Certificate (as defined in the Guaranty) in accordance with the requirements of, and within the time periods required by, Section 18 of the Guaranty.

(f)            On or before the first calendar month following the execution of the first Unit Sales Contract and thereafter as requested by Administrative Agent (i) a current status report regarding Residential Unit sales (including the names of prospective purchasers, Unit Sale Contracts currently under negotiation and out for signature, and with respect to each such Unit Sale Contract, the proposed sales price, Residential Unit type, estimated closing date, and financial information regarding the proposed purchaser, to the extent available); (ii) copies of all Unit Sale Contracts executed during the period since the last such report and not previously delivered to Administrative Agent; and (iii) a statement of the total of all Earnest Money Deposits received from each Unit Purchaser and deposited with Escrow Agent.

(g)           From time to time promptly after Administrative Agent’s request, such additional information, reports and statements respecting the Property and the Improvements, or the business operations and financial condition of each reporting party, as Administrative Agent may reasonably request.

All Financial Statements shall be in form and detail satisfactory to Administrative Agent and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Administrative Agent to certify that the Financial Statements are furnished to

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Administrative Agent in connection with the extension of credit by Lenders and constitute a true and correct statement of the reporting party’s financial position; provided, however, Administrative Agent agrees that the Financial Statements of Borrower and Guarantor delivered to Administrative Agent in satisfaction of the requirements of Exhibit “C” hereto are satisfactory as to form, detail and accounting principles used therein and Financial Statements to be provided in satisfaction of the requirements of this Agreement and the other loan documents shall be satisfactory to Administrative Agent as to form, detail and accounting principles if consistent with such Financial Statements.  All certifications and signatures on behalf of corporations, partnerships or other entities shall be by a representative of the reporting party satisfactory to Administrative Agent.  All fiscal year-end Financial Statements of Guarantor shall be audited, without any qualification or exception not acceptable to Administrative Agent, by independent certified public accountants acceptable to Administrative Agent, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation and all quarterly Financial Statements of Guarantor shall be certified, without any qualification or exception not acceptable to Administrative Agent in its good faith business judgment, by a duly authorized officer of Borrower or the general partner of Borrower.  All fiscal year-end Financial Statements of  Borrower shall be certified, without any qualification or exception not acceptable to Administrative Agent in its good faith business judgment, by a duly authorized officer of Borrower or the general partner of Borrower, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation.

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EXHIBIT “C”

CONDITIONS PRECEDENT TO THE FIRST ADVANCE

As conditions precedent to the first advance of Loan proceeds, if and to the extent required by Administrative Agent, Administrative Agent shall have received and approved the following:

1.             Fees and Expenses.  Any and all required commitment and other fees and expenses (including the fees and costs of Administrative Agent’s counsel) then required to be paid pursuant to the Fee Agreement, this Agreement and all other Loan Documents, including, without limitation, all fees, costs and expenses that Borrower is required to pay pursuant to any loan application or commitment.

2.             Financial Statements.  The Financial Statements of Borrower and Guarantor or any other party required by Administrative Agent.

3.             Appraisal.  A market value appraisal of the Property made within one hundred eighty (180) days prior to the date of this Agreement.  The appraiser and appraisal must be satisfactory to Administrative Agent (including satisfaction of applicable regulatory requirements) and the appraiser must be engaged directly by Administrative Agent.

4.             Draw Schedule and Budget.  Borrower’s proposed cash flow and draw schedule.

5.             Authorization.  Evidence of the existence, good standing, authority and capacity of Borrower, Guarantor, and their respective general partners to execute, deliver and perform their respective obligations to Administrative Agent and Lenders under the Loan Documents, including:

(a)           For each partnership (including a joint venture or limited partnership):  (i) a true and complete copy of an executed partnership agreement or limited partnership agreement, and all amendments thereto; (ii) for each limited partnership, a copy of the certificate of limited partnership and all amendments thereto accompanied by a certificate issued by the appropriate governmental official of the jurisdiction of formation that the copy is true and complete, and evidence of Borrower’s and Borrower’s general partner of the registration or qualification to do business in the state where Borrower’s and Borrower’s general partner’s principal place of business is located and the state where the Project is located, and (iii) a partnership certificate certifying who will be authorized to execute or attest any of the Loan Documents, and a true and complete copy of  all necessary resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents.

(b)           For each corporation:  (i) a true and complete copy of its articles of incorporation and by-laws, and all amendments thereto, a certificate of incumbency of all of its officers who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents and evidence of Borrower’s and Borrower’s general partner of the registration or qualification to do business in the state where Borrower’s and Borrower’s general partner’s principal place of business is located and the state where the Project is located; and (ii) certificates of existence, good standing and qualification to do business issued by the appropriate governmental officials in the state of its formation and the State of California.

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(c)           For each limited liability company or limited liability partnership:  (i) a true and complete copy of the articles of organization and operating agreement, and all amendments thereto, a certificate of incumbency of all of its members, managers or officers, as applicable, who are authorized to execute or attest to any of the Loan Documents, and a true and complete copy of resolutions approving the Loan Documents and authorizing the transactions contemplated in this Agreement and the other Loan Documents and evidence of Borrower’s and Borrower’s general partner of the registration or qualification to do business in the state where Borrower’s and Borrower’s general partner’s principal place of business is located and the state where the Project is located; and (ii) certificates of existence, good standing and qualification to do business issued by appropriate governmental officials in the state of its formation and, if different, the state in which the Property is located.

(d)           For each entity or organization that is not a corporation, partnership, limited partnership, joint venture, limited liability company or limited liability partnership, a copy of each document creating it or governing the existence, operation, power or authority of it or its representatives.

(e)           All certificates, resolutions, and consents required by Administrative Agent applicable to the foregoing.

6.             Loan Documents.  From Borrower, Guarantor and each other party to the Loan Documents duly executed, acknowledged and/or sworn to as required, and delivered to Administrative Agent (with a copy for each Lender) Loan Documents dated the date of this Agreement, each in form and content satisfactory to Administrative Agent, and evidence that the Deed of Trust has been recorded in the official records of the city or county in which the Property is located and UCC-1 financing statements have been filed in all filing offices that Administrative Agent may require.

7.             Opinions.  The written opinion of counsel satisfactory to Administrative Agent for the Borrower and Guarantor addressed to Administrative Agent for the benefit of Lenders, dated the date of this Agreement.

8.             Survey; No Special Flood Hazard.  (a) two (2)  prints of an original survey (with a copy for each Lender) of the Land and improvements thereon dated not more than sixty (60) days prior to the date of this Agreement (or dated such earlier date, if any, as is satisfactory to the Title Company, but in any event not more than one hundred eighty (180) days prior to the date of this Agreement) satisfactory to Administrative Agent and the Title Company and otherwise, to the extent required by Administrative Agent in its good faith business judgment, complying with Exhibit “G”, and (b) a flood insurance policy (with a copy for each Lender) in an amount equal to the lesser of the maximum Loan amount or the maximum amount of flood insurance available under the Flood Disaster Protection Act of 1973, as amended, and otherwise in compliance with the requirements of the Loan Documents, or evidence satisfactory to Administrative Agent that none of the Land is located in a flood hazard area.

9.             Title Insurance.  An ALTA title insurance policy (or a title insurance policy promulgated by the laws of the state in which the Property is located if an ALTA insurance policy is not available), issued by the Title Company (which shall be approved by Administrative Agent in its good faith business judgment) in the maximum amount of the Loan, on a coinsurance and/or

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reinsurance basis if and as required by Administrative Agent, insuring without exclusion or exception for creditors’ rights that the Deed of Trust constitutes a valid lien covering the Land and all Improvements thereon, having the priority required by Administrative Agent and subject only to those exceptions and encumbrances (regardless of rank or priority) Administrative Agent approves, in a form acceptable to Administrative Agent, and with all “standard” exceptions which can be deleted, including the exception for matters which a current survey would show, deleted to the fullest extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements for the issuance of such policy; containing no exception for standby fees or real estate taxes or assessments other than those for the year in which the closing occurs to the extent the same are not then due and payable and endorsed “not yet due and payable” and no exception for subsequent assessments for prior years; providing full coverage against mechanics’ and materialmens’ liens to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring that no restrictive covenants shown in the Title Insurance have been violated (or that such restrictive are unenforceable as a matter of Law or, with respect to the restriction on sale of alcoholic beverages, are endorsed over the Title Company pursuant to an endorsement approved by Administrative Agent), and that no violation of the restrictions will result in a reversion or forfeiture of title; insuring all appurtenant easements; insuring that Borrower’s fee estate in the Land and the Improvements is marketable, vested in Borrower; containing such affirmative coverage and endorsements as Administrative Agent may require and are available under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; insuring any easements, leasehold estates or other matters appurtenant to or benefiting the Land and/or the Improvements as part of the insured estate; insuring the right of access to the Land to the extent authorized under applicable title insurance rules, and Borrower shall satisfy all requirements therefor; and containing provisions acceptable to Administrative Agent in its good faith business judgment regarding advances and/or readvances of Loan funds after closing.  Borrower and Borrower’s counsel shall not have any interest, direct or indirect, in the Title Company (or its agent) or any portion of the premium paid for the Title Insurance.

10.           Plans.  One (1) true and correct copies of all existing “as-built” plans for the Improvements (including the site plan).

11.           Contracts.  (a) a list containing the names and addresses of all existing contracts, the parties thereto, their respective contract amounts, and a copy of their contracts; (b) the Hotel Operating Agreement and all amendments thereto and (c) collateral assignments and subordinations of the Hotel Agreements satisfactory to Administrative Agent in its good faith business judgment subordinating all rights, liens, claims and charges operator may have or acquire against Borrower or the Property to the rights, liens and security interests of Lenders.

12.           Insurance Policies.  The insurance policies initially required by Administrative Agent, pursuant to the Loan Documents, together with evidence satisfactory to Administrative Agent that all premiums therefor have been paid for a period of not less than one (1) year from the date of this Agreement and that the policies are in full force and effect.

13.           Environmental Compliance/Report.  Evidence satisfactory to Administrative Agent that no portion of the Land is “wetlands” under any applicable Law and that the Land does not contain and is not within or near any area designated as a hazardous waste site by any Tribunal, that neither the Property nor any adjoining property contains or has ever contained any substance classified as hazardous or toxic (or otherwise regulated, such as, without limitation, asbestos, radon

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and/or petroleum products) under any Law or governmental requirement pertaining to health or the environment, and that neither the Property nor any use or activity thereon violates or is or could be subject to any response, remediation, clean-up or other obligation under any Law or governmental requirement pertaining to health or the environment including without limitation, a written report of an environmental assessment of the Property, made within twelve (12) months prior to the date of this Agreement, by an engineering firm, and of a scope and in form and content satisfactory to Administrative Agent, complying with Administrative Agent’s established guidelines, showing that there is no evidence of any such substance which has been generated, treated, stored, released or disposed of in the Property, and such additional evidence as may be required by Administrative Agent.  All reports, drafts of reports, and recommendations, whether written or oral, from such engineering firm shall be made available and communicated to Administrative Agent.

14.           Access, Utilities, and Laws.  (a) evidence satisfactory to Administrative Agent in its good faith business judgment that the Property abuts and has fully adequate direct and free access to one or more public streets, dedicated to public use, fully installed and accepted by the appropriate Tribunal, that all fees, costs and expenses of the installation and acceptance thereof have been paid in full, and that there are no restrictions on the use and enjoyment of such streets which would materially adversely affect the Project; (b) evidence satisfactory to Administrative Agent that all applicable zoning ordinances, restrictive covenants and governmental requirements affecting the Property permit the use for which the Property is intended and have been complied with without the existence of any variance, non-complying use, nonconforming use or other special exception; (c) evidence satisfactory to Administrative Agent that the Land and Improvements comply with all Laws and governmental requirements regarding subdivision and platting and would so comply if the Land and the Improvements thereon were conveyed as a separate parcel; and (d) evidence satisfactory to Administrative Agent of compliance by Borrower and the Property, and the use and occupancy of the Improvements, with such other applicable Laws and governmental requirements as Administrative Agent may request, including all Laws and governmental requirements regarding access and facilities for handicapped or disabled persons including, without limitation and to the extent applicable, The Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), The Rehabilitation Act of 1973 (29 U.S.C. § 794), and any applicable state requirements.

16.           Priority.  (a) evidence satisfactory to Administrative Agent in its good faith business judgment that prior to and as of the time the Deed of Trust was filed for record (i) no activity or circumstance was visible on or near the Land which would constitute inception of a mechanic’s or materialman’s lien against the Property; (ii) no contract, or memorandum thereof, for construction, design, surveying, or any other service relating to the Project has been filed for record in the county where the Property is located; and (iii) no mechanic’s or materialman’s lien claim or notice, lis pendens, judgment, or other claim or encumbrance against the Property has been filed for record in the county where the Property is located or in any other public record which by Law provides notice of claims or encumbrances regarding the Property; (b) a certificate or certificates of a reporting service acceptable to Administrative Agent, reflecting the results of searches made not earlier than ten (10) days prior to the date of this Agreement, (i) of the central and local Uniform Commercial Code records, showing no filings against any of the collateral for the Loan or against Borrower otherwise except as consented to by Administrative Agent or that will be released contemporaneously with the execution and delivery of this Agreement; and (ii) if required by

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Administrative Agent, of the appropriate judgment and tax lien records, showing no outstanding judgment or tax lien against Borrower or Guarantor.

17.           Tax and Standby Fee Certificates.  Evidence satisfactory to Administrative Agent in its good faith business judgment (a) of the identity of all taxing authorities and utility districts (or similar authorities) having jurisdiction over the Property or any portion thereof; (b) that all taxes, standby fees and any other similar charges currently due and payable have been paid, including, if available, copies of receipts or statements marked “paid” by the appropriate authority; and (c) that the Land is a separate tax lot or lots with separate assessment or assessments of the Land and Improvements, independent of any other land or improvements and that the Land is a separate legally subdivided parcel.

18.           Other Documents.  Such other documents and certificates as Administrative Agent may reasonably request from Borrower, any Guarantor, and any other person or entity, in form and content satisfactory to Administrative Agent.

19.           Up-Front Equity.  Evidence satisfactory to Administrative Agent that the Up-Front Equity has been fully paid and funded.

20.           Borrower Identification Due Diligence.  All due diligence materials deemed necessary by Administrative Agent and each Lender with respect to verifying Borrower’s identity and background information in a manner satisfactory to Administrative Agent and each Lender.

21.           Liquor Licenses.  Evidence satisfactory to Administrative Agent that the applicable Law permits the liquor licenses relating to the Property and the execution of an agreement by Borrower and the holder of the liquor license agreeing, following a foreclosure, or the acceptance of a deed-in-lieu of foreclosure, to cooperate with Administrative Agent or Administrative Agent’s designee to continue operating all facilities requiring a liquor license until such time as the liquor license is transferred to Administrative Agent or Administrative Agent’s designee.

22.           Leases.  Administrative Agent shall have received (i) copies all executed Leases, if any, and to the extent that such Leases require the approval of Administrative Agent, Administrative Agent shall have given such approval to such Leases, (ii) at Administrative Agent’s election, satisfactory estoppel letters from the Tenants under the Leases, (iii) with respect to those Leases for which Administrative Agent requires a subordination, non-disturbance and attornment agreement, Administrative Agent shall have received such agreement in form and substance satisfactory to Administrative Agent, and (iv) to the extent required by Administrative Agent, financial information regarding Tenants.

23.           Evidence of Completion.  Certificates from Borrower’s architect, contractor certifying that the Improvements (including any off-site improvements) have been completed in substantial accordance with, and as completed comply with, the plans for the Improvements and all Laws and governmental requirements.

24.           Final Affidavits/Lien Releases.  To the extent requested by Lender, final Affidavits (in a form approved by Administrative Agent in its good faith business judgment) from each of Borrower’s architect and contractors certifying that each of them and their subcontractors, laborers, and materialmen has been paid in full for all labor and materials for construction of the Improvements; and final lien releases or waivers (in a form approved by Administrative Agent) by

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Borrower’s architect, contractor, and all subcontractors, materialmen, and other parties who have supplied labor, materials, or services for the construction of the Improvements or who otherwise might be entitled to claim a contractual, statutory or constitutional lien against the Property; provided, however, to the extent Borrower is contesting a lien filed by any such party in accordance with the requirements of Section 2.10 of this Agreement, a final affidavit and lien release from such party shall not be required under this paragraph (b).

25.           Compliance with Laws.  Evidence satisfactory to Administrative Agent in its good faith business judgment that all Laws and governmental requirements have been satisfied, including receipt by Borrower of all necessary governmental licenses, certificates and permits (including certificates of occupancy or their legal equivalent) with respect to the completion, use, occupancy and operation of the Improvements have been issued, together with evidence satisfactory to Administrative Agent in its good faith business judgment that all such licenses, certificates, and permits are in full force and effect and have not been revoked, canceled or modified.

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EXHIBIT “D”

BUDGET

LINE ITEMS	Total Costs		BAC Loan Uses

LAND
Land Acquisition w/ building shell and garage	12,141,530.00

SUB-TOTAL LAND	12,141,530.00		—
HARD COSTS
Construction hard cost vertical	22,788,451.00		4,148,665.00
Construction Retainage/ balance to complete	2,107,000.00		2,107,000.00

Hard Costs Contingency
SUB-TOTAL HARD COSTS	24,895,451.00		6,255,665.00
SOFT COSTS
Architectural / Engineering	1,733,625.00
Survey and consulting	282,949.00
Legal	105,463.00
Real Estate Taxes	592,771.00
Permits - other	323,764.00
Marketing and commissions	371,889.00
Equipment	8,132,274.00
Technical Svcs	350,000.00
Asset Mgt Fee	363,945.00
Other Soft Costs	265,497.00
Closing / Title / Recording	380,477.00
Lender’s Loan Fee	1,012,410.00
Marketing loan 2	400,000.00		400,000.00
Closing Loan 2	210,000.00		210,000.00
TI Leasing	265,000.00		265,000.00
Refi ANB Loan Hotel			34,015,625.00
Loan fee 2 BAC @ 50 bps	210,000.00		210,000.00
Fees
Developer’s Fee	914,779.00
Interest Reserve	5,007,531.00		643,710.00
Operating Deficit		x
Soft Cost Contingency
SUB-TOTAL SOFT COSTS	20,922,374.00		35,744,335.00
TOTAL BUDGET	57,959,355.00		42,000,000.00
EQUITY / OTHER SOURCES OF FUNDS
Upfront Equity - land & shell bldg, garage	12,141,530.00
Upfront Equity - contribution to costs	3,817,825.00

SUB-TOTAL EQUITY/OTHER SOURCES OF FUNDS	15,959,355.00
LOAN PROCEEDS	42,000,000.00

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EXHIBIT “E”

RESERVED

[see attached]

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EXHIBIT “F”

ADVANCES

1.             Draw Request.  A “Draw Request” means a properly completed and executed written application by Borrower to Administrative Agent in the form of Exhibit “F-1” (or in another form satisfactory to Administrative Agent) setting forth the amount of Loan proceeds desired, together with such schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents, certificates and information satisfactory to Administrative Agent in its good faith business judgment (collectively, the “Back-Up Information”). In addition, Borrower shall also provide to Administrative Agent the Back-Up Information regarding all advances of the Up-Front Equity other than the advances described on Exhibit “N” attached hereto.  Borrower hereby certifies to Administrative Agent that Borrower has incurred and paid all of the costs and expenses listed on Exhibit “N” attached hereto, which costs and expenses relate to the Property. No advances of the Loan shall be made until Administrative Agent has concluded, in its good faith business judgment, that the Up-Front Equity has been fully funded and applied to pay costs set forth in the Budget.  On the date of this Agreement, subject to satisfaction of the other requirements of this Agreement, Lender will advance to Borrower all proceeds of the Loan, except for a portion of the Interest Reserve, Marketing and TI Leasing line items, which unfunded portion represents the amounts not reflected in the Back-Up Information approved by Lender.  The unfunded amount of such line items of the Budget shall be advanced by Lender to Borrower for costs applicable to such line item, upon Borrower’s compliance with the other provisions of this Loan Agreement.  At least five (5) Business Days before the requested date of each advance made under the Budget from the Loan, Borrower shall deliver a Draw Request to Administrative Agent.  Borrower shall be entitled to an advance only in an amount approved by Administrative Agent in accordance with the terms of this Agreement and the Loan Documents.  Lenders shall not be required to make advances more frequently than once each calendar month.  Lenders shall, only upon the satisfaction, as determined by Administrative Agent in its sole discretion, of all applicable conditions of this Agreement and the Loan Documents, be required to make the requested advance to Borrower on a Funding Date which is a Business Day within five (5), or if any portion of such advance is LIBOR Rate Principal, eight (8), Business Days after such satisfaction. Each Draw Request, and Borrower’s acceptance of any advance, shall be deemed to ratify and confirm, as of the date of the Draw Request and the advance, respectively, that, except as specified in the Draw Request, (a) all representations and warranties in the Loan Documents remain true and correct, and all covenants and agreements in the Loan Documents remain satisfied, (b) there is no uncured Default or Potential Default existing under the Loan Documents, (c) all conditions to the advance, whether or not evidence thereof is required by Administrative Agent, are satisfied, (d) all schedules, affidavits, releases, waivers, statements, invoices, bills, and other documents, certificates and information submitted for the Draw Request are complete and correct in all material respects, and what they purport and appear to be for the amount and period applicable to the Draw Request, (e) all advances previously made to Borrower were disbursed, and the proceeds of the advance requested in the Draw Request will immediately be disbursed, for payments of the costs and expenses specified in the Budget for which the advances were made, and for no other purpose, (f) after the advance, all obligations for work and other costs heretofore incurred by Borrower in connection with the Project and which are due and payable will be fully paid and satisfied.

2.             Advances.  Borrower shall disburse all advances made to Borrower, for payments of the costs and expenses specified in the Budget for which the advances were made, and for no other

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purpose.  Following receipt and approval of a Draw Request, all supporting documentation and information required by Administrative Agent in its good faith business judgment, Administrative Agent will determine the amount of the advance Lenders shall make in accordance with this Agreement, the Loan Documents, the Budget, and if and to the extent required by the Administrative Agent, to Administrative Agent’s satisfaction in its good faith business judgment, the following standards:

3.             Conditions to the First Advance.  As conditions precedent to the first advance hereunder, if and to the extent required by Administrative Agent, to Administrative Agent’s satisfaction in its good faith business judgment, Borrower must have satisfied the conditions required under this Agreement, including all of those conditions set forth in Exhibit “C” and Section 4 below.

4.             Conditions to All Advances.  As conditions precedent to each advance made pursuant to a Draw Request, in addition to all other requirements contained in this Agreement, if and to the extent required by Administrative Agent, Administrative Agent shall have received and approved the following:

i.              Evidence satisfactory to Administrative Agent in its good faith business judgment of the continued satisfaction of all conditions to the first advance.

ii.             A Draw Request.

iii.            Evidence satisfactory to Administrative Agent in its good faith business judgment that no Default or any event which, with the giving of notice or the lapse of time, or both, could become a Default, exists.

iv.            Evidence satisfactory to Administrative Agent in its good faith business judgment that the representations and warranties made in the Loan Documents are true and correct on and as of the date of each advance and no event shall have occurred or condition or circumstance shall exist which, if known to Borrower, would render any such representation or warranty incorrect in any material respect.

v.             Evidence satisfactory to Administrative Agent in its good faith business judgment that no mechanic’s or materialmen’s lien or other encumbrance has been filed and remains in effect against the Property (except for liens or encumbrances that are being contested in accordance with Section 2.10 of this Agreement), no stop notices shall have been served on Lenders that have not been bonded by Borrower in a manner and amount satisfactory to Administrative Agent, and releases or waivers of mechanics’ liens and receipted bills showing payment of all amounts due to all parties who have furnished materials or services or performed labor of any kind in connection with the Property.

vi.            Evidence satisfactory to Administrative Agent in its good faith business judgment that the Title Insurance has been endorsed and brought to date in a manner  satisfactory to Administrative Agent in its good faith business judgment to increase the coverage by the amount of each advance through the date of each such advance with no additional title change or exception not expressly permitted by the Loan Documents or approved in writing by Administrative Agent.

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vii.           Evidence satisfactory to Administrative Agent in its good faith business judgment that as of the date of making such advance, no event shall have occurred, nor shall any condition exist, that could have a Material Adverse Effect.

viii.          Evidence satisfactory to Administrative Agent in its good faith business judgment that the Improvements shall not have been damaged and not repaired and shall not be the subject of any pending or threatened condemnation or adverse zoning proceeding.

ix.            Copies of notarized partial lien waiver forms executed by each contractor and each appropriate subcontractor, supplier and materialman, including, without limitation, from all parties sending statutory notices to contractors, notices to owners, or notices of nonpayment, specifying in such partial lien waivers the amount paid in consideration of such partial releases.

5.             Conditions to Particular Advances of the Loan.  Administrative Agent and Borrower hereby further agree as follows:

(a)           Leasing Commissions. Advances for the payment of Leasing Commissions in respect of Approved Leases shall be made upon the following terms and conditions: (i) Borrower shall have submitted to Administrative Agent the agreement with the broker, consultant or finder with respect to the Leasing Commission and Administrative Agent shall have confirmed that the amount of the advance to be used by Borrower to pay the Leasing Commission is in accordance with such agreement and is not greater than 6% of the annual base rent payable during the initial term of such Approved Lease; (ii) one-half (½) of the Leasing Commission payable with respect to an Approved Lease shall be advanced when Borrower shall have delivered to Administrative Agent an executed Approved Lease with respect to which the advance is sought, and the remaining one-half (½) shall be advanced when the tenant shall have occupied the space covered by the Approved Lease and paid the rent then due, if any; and (iii) if requested by Administrative Agent, Borrower shall have delivered to Administrative Agent an estoppel certificate executed by such broker, consultant, or finder stating that such Leasing Commission represents the total compensation due such broker, consultant, or finder under the Approved Lease.

(b)           Tenant Improvements.  Advances of Loan proceeds to pay for Tenant Improvements (“Tenant Improvement Advances”), shall be made to Borrower upon the following terms and conditions:

(1)           Borrower shall have submitted to Administrative Agent (i) the Approved Lease for which the Tenant Improvements are to be constructed, and (ii) a schedule of the Tenant Improvements setting forth in detail satisfactory to Administrative Agent (A) each item of Tenant Improvements which Borrower intends to undertake, (B) the estimated cost of each such item, and (C) the time schedule for completing the Tenant Improvements.  In no event shall Borrower be entitled to Tenant Improvements Advances for amounts attributable to ordinary and customary operating costs and expenses.

(2)           In addition to satisfaction of the conditions set forth elsewhere in this Exhibit ”F”, Administrative Agent’s obligation to make any Tenant Improvements Advance shall be subject to the satisfaction of the following conditions precedent at the time of each such Tenant Improvements Advance:

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(A)          Borrower may request a Tenant Improvement Advance for any portion of the Tenant Improvements which has been performed to the satisfaction of Administrative Agent prior to the date a Tenant Improvements Advance is requested, and such Tenant Improvements shall be in accordance with (i) the plans approved by Administrative Agent and the tenant under the applicable Approved Lease, and (ii) all applicable Laws.

(B)           Administrative Agent shall have verified to its satisfaction the cost of such Tenant Improvements.

(C)           Administrative Agent, at Administrative Agent’s election and at Borrower’s sole cost and expense, shall have inspected and approved such Tenant Improvements.

(D)          Borrower shall not use any Tenant Improvements Advance, or any portion of any Tenant Improvements Advance, for payment of any other cost or expense except as specifically set forth in a request for a Tenant Improvements Advance approved by Administrative Agent in writing.  Administrative Agent shall have no duty or obligation to fund Tenant Improvements Advances except in accordance with this Agreement and only for expenses incurred in arrears.

(E)           Requests for Tenant Improvements Advances shall specify the amount requested and shall be accompanied by appropriate invoices, bills paid affidavits, lien waivers, title endorsements and other documents reasonably required by Administrative Agent. Tenant Improvements Advances may be made for payment of costs and expenses incurred and invoiced but not yet paid by Borrower.

(F)           If require by Administrative Agent, the tenant under the Approved Lease with respect to which the final Tenant Improvements Advance is sought shall have executed and delivered to Administrative Agent a tenant estoppel certificate in form satisfactory to and approved by Administrative Agent.

(G)           With respect to Approved Leases which provide for the payment by landlord of an “Allowance” for Tenant Improvements upon completion of the Tenant Improvements by tenant, upon delivery to Administrative Agent that all of the requirements in the applicable Lease have been satisfied to entitle tenant to the payment of the Allowance together with bills paid affidavits, lien waivers, title endorsements and other documents reasonably required by Administrative Agent.

6.             Direct Advances.  Borrower hereby irrevocably authorizes Administrative Agent on behalf of Lenders (but Administrative Agent shall have no obligation) to (i) advance Loan funds directly to Lenders to pay interest due on the Loan, and (ii) advance and directly apply the proceeds of any advance to the satisfaction of any of Borrower’s obligations under any of the Loan Documents, even though Borrower did not include that amount in a Draw Request and/or no Default exists. Each such direct advance shall be added to the outstanding principal balance of the Loan and shall be secured by the Loan Documents.  Unless Borrower pays such interest from other resources, Administrative Agent may advance Loan funds pursuant to this Section for interest payments as and when due.  Nothing contained in this Agreement shall be construed to permit

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Borrower to defer payment of interest on the Loan beyond the date(s) due.  The allocation of Loan funds in the Budget for interest shall not affect Borrower’s absolute obligation to pay the same in accordance with the Loan Documents.  Administrative Agent may hold, use, disburse and apply the Loan for payment of any obligation of Borrower under the Loan Documents.  Borrower hereby assigns and pledges the proceeds of the Loan to Administrative Agent for itself and for the benefit of Lenders for such purposes.  During the continuance of a Default, Administrative Agent on behalf of Lenders may advance and incur such expenses as Administrative Agent deems necessary for the completion of the Improvements and to preserve the Property and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Loan Documents and shall be payable to Administrative Agent on behalf of Lenders on demand.  Administrative Agent on behalf of Lenders may disburse any portion of any advance at any time, and from time to time, to persons other than Borrower for the purposes specified in this Section and the amount of advances to which Borrower shall thereafter be entitled shall be correspondingly reduced.

7.             Conditions and Waivers.  All conditions precedent to the obligation of Lenders to make any advance are imposed hereby solely for the benefit of Administrative Agent and Lenders, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lenders will refuse to make any advance in the absence of strict compliance with such conditions precedent.  No advance shall constitute an approval or acceptance by Administrative Agent of any construction work, or a waiver of any condition precedent to any further advance, or preclude Administrative Agent from thereafter declaring the failure of Borrower to satisfy such condition precedent to be a Default.  No waiver by Administrative Agent of any condition precedent or obligation shall preclude Administrative Agent from requiring such condition or obligation to be met prior to making any other advance or from thereafter declaring the failure to satisfy such condition or obligation to be a Default.

8.             Funding.  Borrower shall establish and maintain a special account with Administrative Agent into which advances funded directly to Borrower (but no other funds), and excluding direct disbursements made to or by Administrative Agent on behalf of Lenders pursuant to this Agreement, shall be deposited by Borrower, and against which checks shall be drawn only for the payment of costs specified in the Budget, but which special account shall not be used for any other purpose.  Borrower hereby irrevocably authorizes Administrative Agent to deposit each advance requested by Borrower to the credit of Borrower in that account, by wire transfer or other deposit.  Advances may also be made, in addition to other methods contemplated herein, at Administrative Agent’s option, by direct or joint check payment to any or all persons entitled to payment for work or services performed or material furnished in connection with the Project or the Loan, or by having the proceeds thereof made available to the Title Company (or its agent) for disbursement.  Neither Administrative Agent nor any Lender shall be required to, and has no responsibility to, supervise the proper application or distribution of funds to third parties.

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EXHIBIT “F-1”

DRAW REQUEST

[BORROWER’S LETTERHEAD]

DRAW REQUEST NO.

TO:  BANK OF AMERICA, N.A. (“Administrative Agent”)

LOAN NO.	DATE

PROJECT

LOCATION

BORROWER

FOR PERIOD ENDING

In accordance with the Loan Agreement in the amount of $                    dated                     , among Borrower, Administrative Agent and the Lenders as defined therein, Borrower requests that $                            be advanced from Loan proceeds.  The proceeds should be credited to the account of                                                                             Account No.                       , at                                          .

1. CURRENT DRAW REQUEST FOR HARD COSTS	$

2. CURRENT DRAW REQUEST FOR SOFT COSTS	$

3. TOTAL DRAW REQUEST	$

AUTHORIZED SIGNER:

Dated:

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EXHIBIT “G”

SURVEY REQUIREMENTS

1.             Requirements.  The Survey shall be made in accordance with, and meet the requirements of, the certification below by a registered professional engineer or registered professional land surveyor.  The description shall be a single metes and bounds perimeter description of the entire Land, and a separate metes and bounds description of the perimeter of each constituent tract or parcel out of the Land.  The total acreage and square footage of the Land and each constituent tract or parcel of the Land shall be certified.  If the Land has been recorded on a map or plat as part of an abstract or subdivision, all survey lines must be shown, and all lot and block lines (with distances and bearings) and numbers, must be shown.  The date of any revisions subsequent to the initial survey prepared pursuant to these requirements must also be shown.

2.             Certification.  The certification for the property description and the map or plat shall be addressed to Administrative Agent for the Lenders, Borrower and the Title Company, signed by the surveyor (a registered professional land surveyor or registered professional engineer), bearing current date, registration number, and seal, and shall be in the following form or its substantial equivalent:

This is to certify to Bank of America, N.A., as Administrative Agent for certain Lenders, Behringer Harvard Mockingbird Commons, LLC, as Borrower and,                        , as the Title Company that this map or plat and the survey on which it is based were made in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly established and adopted by ALTA and NSPS in 2005, and include optional items 1, 2, 4 (in square feet or acres), 6, 8, 10, 11(b), 16, 17, 18, and if buildings are located on the land, optional items 7(a), 7(b)(1), 7(b)(2) and 9 of Table A thereof.  Pursuant to the Accuracy Standards as adopted by ALTA and NSPS and in effect on the date of this certification, the undersigned further certifies that in my professional opinion, as a land surveyor registered in the State of               , the maximum Relative Positional Accuracy resulting from the measurements made on the survey does not exceed the Allowable Relative Positional Accuracy for Measurements Controlling Land Boundaries on ALTA/ACSM Land Title Surveys (0.07 feet or 20 mm + 50 ppm).  The undersigned additionally certifies that (a) this survey was made on the ground under my supervision; (b) I have received and examined a copy of the Title Insurance Commitment No.                    issued by the Title Company as well as a copy of each instrument listed therein, and the subject land and each tract or parcel thereof described in this survey is the same land as described in the Title Commitment; (c) if the subject land consists of two or more tracts or parcels having common boundaries, those tracts and parcels are contiguous along the common boundaries; (d) the subject land and each tract or parcel thereof has a tax map designation separate and distinct from that of any other land and the subject land and each tract or parcel thereof is a separate, legally subdivided parcel;  (e) this survey correctly shows all matters of record, (and to the extent they can be located, their location and dimensions) of which I have been advised affecting the subject land according to the legal description in such matters (with instrument, book, and page number indicated); (f) except as shown on this survey, no part of the subject land is located in a 100-year Flood Plain or in an identified “flood prone area,” as defined pursuant to the Flood Disaster Protection Act of 1973, as amended, as reflected by Flood Insurance Rate Map Panel #                  dated                       ,

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which such map panel covers the area in which the Property is situated and this survey correctly indicates the zone designation of any area as being in the 100-year Flood Plain or “flood prone area”; (g) to the best of my knowledge, this survey shows the relation of and distance of all substantial, visible buildings, sidewalks and other improvements to easements and setback lines; and (h) to the best of my knowledge, except as shown on this survey, neither the subject land nor any tract or parcel thereof serves any adjoining land for drainage, utilities, or ingress or egress.

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EXHIBIT “H”

RESERVED

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EXHIBIT “I”

LEASING AND TENANT MATTERS

Borrower and Lenders agree as follows:

1.             Approved Leases.  Borrower shall not enter into any lease of Retail Space, unless such lease is an Approved Lease.  Borrower shall provide to Administrative Agent a correct and complete copy of each tenant lease, including any exhibits, and each guarantee thereof (if any), prior to execution unless the Lease is an Approved Lease.  Borrower shall, throughout the term of this Agreement, pay all reasonable costs incurred by Administrative Agent in connection with Administrative Agent’s review and approval of tenant leases and each guarantee thereof (if any), including reasonable attorneys’ fees and costs.

2.             Effect of Lease Approval.  No approval of any lease by Administrative Agent shall be for any purpose other than to protect Lenders’ security, and to preserve Lenders’ rights under the Loan Documents.  No approval by Administrative Agent shall result in a waiver of any default of Borrower.  In no event shall any approval by Administrative Agent of a lease be a representation of any kind, with regard to the Lease or its adequacy or enforceability, or the financial capacity of any tenant or guarantor.

3.             Representations Concerning Leases.  Borrower represents and warrants to Administrative Agent and Lenders that Borrower has delivered to Administrative Agent a true and correct copy of all Tenant Leases and each guarantee thereof (if any), affecting any part of the Improvements, together with an accurate and complete rent roll for the Project, and no such Lease or guarantee contains any option to purchase all or any portion of the Property or any interest therein or contains any right of first refusal relating to any sale of the Property or any portion thereof or interest therein.

4.             Delivery of Leasing Information and Documents.  Borrower shall promptly (a) deliver to Administrative Agent such monthly rent rolls, leasing schedules and reports, operating statements, financial statements for tenants other than residential tenants with a lease term for less than one year and other information regarding Tenants and prospective tenants or other leasing information as Administrative Agent from time to time may request, and (b) obtain and deliver to Administrative Agent such estoppel certificates and subordination and attornment agreements executed by such tenants (and guarantors, if any) in such forms as Administrative Agent from time to time may require.

5.             Income from the Property.  Borrower shall first apply all income from Leases, and all other income derived from the Property, to pay costs and expenses associated with the ownership, maintenance, development, operating, and marketing of the Land and Improvements, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose.

6.             Compliance and Default.  As additional conditions to Lenders’ obligations under this Agreement, all Tenants having the right to do so must approve all plans and all changes thereto, the construction of the Tenant Improvements, and all other aspects of the Project requiring Tenants’ approval.  A default by Borrower under or any failure by Borrower to satisfy any of the conditions of a Lease shall constitute a Default.  Borrower shall promptly notify Administrative Agent in

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writing of any failure by any party to perform any material obligation under any Lease, any event or condition which would permit a Tenant to terminate or cancel a Lease, or any notice given by a Tenant with respect to the foregoing, specifying in each case the action Borrower has taken or will take with respect thereto.

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EXHIBIT “J”

LETTERS OF CREDIT

1.             The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Exhibit “J”, (1) from time to time on any Business Day during the period from the date of this Agreement until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2 below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Loan advances would exceed the combined Commitments, or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)  any order, judgment or decree of any Tribunal or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of Law) from any Tribunal with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement and which the L/C Issuer in good faith deems material to it;

(B)  subject to Exhibit J, Section 2(iii) below, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C)  the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

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(D)  the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

(E)  such Letter of Credit is in an initial amount less than $25,000.

(iii)          The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

2.             Procedures for Issuance and Amendment of Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., Administrative Agent’s Time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require in its good faith business judgment.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require in its good faith business judgment.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

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(iii)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

3.             Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  On the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the drawing (the “Draw Amount”), and the amount of such Lender’s Pro Rata Share thereof.  In such event, the Borrower shall be deemed to have requested an advance of Base Rate Principal to be disbursed on the Honor Date in an amount equal to the Draw Amount, subject to the amount of the unutilized portion of the combined Commitments and the conditions set forth in Exhibit “F” (other than the delivery of a Draw Request).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this subsection may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to the subsection above make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Draw Amount not later than 1:00 p.m., Administrative Agent’s Time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of the subsection below, each Lender that so makes funds available shall be deemed to have made an advance of Base Rate Principal to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)          Until each Lender funds its Loan advance or participation in an L/C Borrowing pursuant to this Section to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(iv)          Each Lender’s obligation to make a Loan advance to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other person for any reason whatsoever; (B) the occurrence or continuance of a Default or event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make a Loan advance pursuant to this Section  is subject to the conditions set forth in Section 4 of Exhibit “F” being satisfactory to Administrative Agent.  No such reimbursement shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

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(v)           If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section by the time specified in subsection (ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

4.             Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s participation in a L/C Borrowing in respect of such payment in accordance with Exhibit “J”, Section 3, if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Draw Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share (appropriately adjusted, in the case of interest payments, to reflect the period of time Lender’s participation payment was outstanding) thereof in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Exhibit “J”, Section 3(i) is required to be returned, under any of the circumstances described in Section 6.4 (including pursuant to any settlement entered into by the L/C Issuer in its discretion) each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

5.             Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)           the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any

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statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

6.             Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement.  None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of the above Section; provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or

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sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

7.             Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall within three (3) days after written request from Administrative Agent immediately Cash Collateralize the then outstanding amount of all L/C Obligations (in an amount equal to such outstanding amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be).  For the purposes hereof “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent in its good faith business judgment and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term shall have corresponding meaning.  The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash and deposit account balances and all proceeds of the foregoing.  Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

8.             Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

9.             Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to 1% per annum times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) over such one year period.  Such fee for each Letter of Credit shall be due and payable on the date the Letter of Credit Application is delivered to the L/C Issuer and on the same date of each successive year thereafter until the Letter of Credit Expiration Date.

10.           Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee in an amount with respect to each Letter of Credit, equal to 1/8 of 1% per annum on the daily maximum amount available to be drawn thereunder, due and payable on the date the Letter of Credit Application is delivered to the L/C Issuer and on the same date of each successive year thereafter until the Letter of Credit Expiration Date.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in

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effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

11.           Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

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EXHIBIT “K”

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between                         (the “Assignor”) and                            (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation [Letters of Credit and] Guarantees), and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or in any way based on or related to any of the foregoing, including, but not limited to contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity, related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[is an Affiliate/Approved Fund of ]

3.	Borrower(s):

4.	Administrative Agent:	, as the administrative agent under the Loan Agreement

5.	Loan Agreement:	The Loan Agreement, dated as of , among , the Lenders parties thereto, [and] Bank of America, N.A., as Administrative Agent[, and the other agents parties thereto]

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans

$	$		%

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Effective Date:                           , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

By:
Title:

ASSIGNEE

By:
Title:

[Consented to and] Accepted:

, as
Administrative Agent

By:
Title:

[Consented to:]

By:
Title:

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section      thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision independently and without reliance on the Administrative Agent or any other Lender to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

6.24         Assignee’s Address for Notices, etc.  Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments

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by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this Assignment directly between themselves.

3.             General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the Law of the State of Texas.

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SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION

ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

(a)	Libor Lending Office:

Assignee Name:
Address:

Attention:
Telephone: ( )
Telecopier: ( )
Electronic Mail:

(b)	Domestic Lending Office:

Assignee Name:
Address:

Attention:
Telephone: ( )
Telecopier: ( )
Electronic Mail:

(c)	Notice Address:

Assignee Name:
Address:

Attention:
Telephone: ( )
Telecopier: ( )
Electronic Mail:

(d)	Payment Instructions: Account No.:

Account No.:
Attention:
Reference:

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EXHIBIT “L”

DEED OF TRUST NOTE

$	,

FOR VALUE RECEIVED,                                                            (“Borrower,” whether one or more) hereby promises to pay to the order of [                      (“Lender”) under that certain Loan Agreement (defined below) among Borrower, Bank of America, a national banking association (together with any and all of its successors and assigns, “Administrative Agent”) as agent for the benefit of the Lenders from time to time a party to that certain Loan Agreement (the “Loan Agreement”) dated                       , 2007 of even date herewith, without offset, in immediately available funds in lawful money of the United States of America, at the Administrative Agent’s Office as defined in the Loan Agreement, the principal sum of                                         DOLLARS ($                       ) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

1.             Note; Interest; Payment Schedule and Maturity Date.  This Note is [one of] the Note[s] referred to in Loan Agreement and is entitled to the benefits thereof [and subject to prepayment in whole or part as provided therein].  The entire principal balance of this Note then unpaid shall be due and payable at the times as set forth in the Loan Agreement.  Accrued unpaid interest shall be due and payable at the times and at the interest rate as set forth in the Loan Agreement until all principal and accrued interest owing on this Note shall have been fully paid and satisfied.  Borrower also shall pay to Administrative Agent principal payments in respect of the Loan, in an amount equal to the Release Price, which payments shall be due and payable upon the closing of the sale of each Residential Unit. Any amount not paid when due and payable hereunder shall, to the extent permitted by applicable Law, bear interest and if applicable a late charge as set forth in the Loan Agreement.

2.             Security; Loan Documents.  The security for this Note includes a                                                    (which, as it may have been or may be amended, restated, modified or supplemented from time to time, is herein called the “Deed of Trust”) dated                         from                                            to                                            and                                           , Trustee,  covering certain property in Dallas, Texas described therein (the “Property”).  This Note, the Deed of Trust, the Loan Agreement and all other documents now or hereafter securing, guaranteeing or executed by Borrower or Guarantor (as defined in the Loan Agreement) in connection with the loan evidenced by this Note (the “Loan”), are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a “Loan Document” and together the “Loan Documents.”

3.             Defaults.

(a)           It shall be a default (“Default”) under this Note and each of the other Loan Documents if (after giving effect to any applicable notice, grace or cure periods) (i) any principal, interest or other amount of money due under this Note is not paid in full when due, regardless of

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how such amount may have become due; (ii) any covenant, agreement, condition, representation or warranty herein or in any other Loan Documents is not fully and timely performed, observed or kept; or (iii) there shall occur any default or event of default under the Deed of Trust or any other Loan Document.  Upon the occurrence and during the continuation of a Default, Administrative Agent on behalf of the Lenders shall have the rights to declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts due hereunder and under the other Loan Documents, at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof and to exercise any of its other rights, powers and remedies under this Note, under any other Loan Document, or at Law or in equity.

(b)           All of the rights, remedies, powers and privileges (together, “Rights”) of Administrative Agent on behalf of the Lenders provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other Rights at Law or in equity.  The resort to any Right shall not prevent the concurrent or subsequent employment of any other appropriate Right.  No single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time.  No failure by Administrative Agent or Lenders to exercise, nor delay in exercising any Right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any Default or as a waiver of any Right.  Without limiting the generality of the foregoing provisions, the acceptance by Lender from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of Administrative Agent or Lenders to accelerate the maturity of this Note or to exercise any other Right at the time or at any subsequent time, or nullify any prior exercise of any such Right, or (ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.

(c)           If any holder of this Note retains an attorney in connection with any Default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy, arbitration or other proceeding, or if Borrower sues any holder in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal, interest and any other sums owing to Lenders hereunder and under the other Loan Documents, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including, without limitation, attorneys’ fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, whether before or after the Maturity Date, or whether in connection with bankruptcy, insolvency or appeal, or whether collection is made against Borrower or any guarantor or endorser or any other person primarily or secondarily liable hereunder.

4.             Heirs, Successors and Assigns.  The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties.  The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.  As further provided in the Loan Agreement, a Lender may, at any time, sell, transfer, or assign all on a portion of its interest in this Note, the Deed of Trust and the other Loan Documents, as set forth in the Loan Agreement.

5.             General Provisions.  Time is of the essence with respect to Borrower’s obligations under this Note.  If more than one person or entity executes this Note as Borrower, all of said parties

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shall be jointly and severally liable for payment of the indebtedness evidenced hereby.  Borrower on behalf of itself and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby (a) waives, to the extent permitted by applicable Laws demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document or are required by applicable Law), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agrees to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agrees that neither Administrative Agent nor any Lender shall be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consents to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submits (and waives all rights to object) to non-exclusive personal jurisdiction of any state or federal court sitting in the city and county, and venue in the city or county, in which payment is to be made as specified in Section 1 of this Note, for the enforcement of any and all obligations under this Note and the Loan Documents; (f) waives the benefit of all homestead and similar exemptions as to this Note; (g) agrees that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinates any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full.  A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.  This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought.  Captions and headings in this Note are for convenience only and shall be disregarded in construing it.  THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

6.             Notices.  Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.

7.  No Usury.  It is expressly stipulated and agreed to be the intent of Borrower, Administrative Agent and all Lenders at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits a Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents.  If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Administrative Agent’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Administrative Agent’s and

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each Lender’s express intent that all excess amounts theretofore collected by Administrative Agent’s and each Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid or agreed to be paid to Lenders for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

BORROWER:

By:
Name:
Title:

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EXHIBIT “M”

SCHEDULE OF LENDERS

BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer:

Domestic and Libor Lending Office:

Mail Code:

Attn:

Telephone:
Facsimile:
Electronic Mail:

Notices:

Mail Code:

Attn:

Telephone:
Facsimile:
Electronic Mail:

Payment Instructions: Account No.:

Account No.:
Attention:
Reference:

BANK OF AMERICA, N.A., as Lender

Domestic and Libor Lending Office:	Commitment Amount: $

Pro Rata Share: %

Mail Code:

Attn:

Telephone:
Facsimile:
Electronic Mail:

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Notices:

Mail Code:

Attn:

Telephone:
Facsimile:
Electronic Mail:

Payment Instructions: Account No.:

Account No.:
Attention:
Reference:

[LENDERS]

Domestic and Libor Lending Office:	Commitment Amount: $

Pro Rata Share: %

Mail Code:

Attn:

Telephone:
Facsimile:
Electronic Mail:

Notices:

Mail Code:

Attn:

Telephone:
Facsimile:
Electronic Mail:

Payment Instructions: Account No.:

Account No.:
Attention:
Reference:

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EXHIBIT “N”

SCHEDULE OF COSTS PAID FROM UP-FRONT EQUITY

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